SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED JUNE 27, 2003
(To Prospectus dated June 19, 2003)



                                  CWABS, INC.
                                   Depositor

                                  Countrywide
                               Home Loans, Inc.
                                    Seller

                      Countrywide Home Loans Servicing LP
                                Master Servicer


                   Asset-Backed Certificates, Series 2003-3
                          --------------------------


--------------------------------
The Class M-4
Certificates represent                The Class M-4 Certificates
obligations of the trust
only and do not                       o     This supplement relates to the offering of the Class M-4 Certificates of
represent an interest in                    the series referenced above. This supplement does not contain complete
or obligation of                            information about the offering of the Class M-4 Certificates. Additional
CWABS, Inc.,                                information is contained in the prospectus supplement dated June 27,
Countrywide Home                            2003 prepared in connection with the offering of the offered
Loans, Inc.,                                certificates of the series referenced above and in the prospectus of the
Countrywide Home                            depositor dated June 19, 2003. You are urged to read this supplement,
Loans Servicing LP or                       the prospectus supplement and the prospectus in full.
any of their affiliates.
                                      o     As of August 25, 2004, the certificate principal balance of the Class
This supplement may be                      M-4 Certificates was approximately $8,300,000.
used to offer and sell the
offered certificates only
if accompanied by the
prospectus supplement
and the prospectus.
--------------------------------


Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP , in connection with offers and sales relating to market making transactions in the Class M-4 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices related to the prevailing prices at the time of sale.

August 31, 2004

                               THE MORTGAGE POOL

     As of August 1, 2004 (the "Reference Date"), Loan Group 1 included approximately 873 Mortgage Loans having an aggregate Stated Principal Balance of approximately $131,370,686 Loan Group 2 included approximately 1,684 Mortgage Loans having an aggregate Stated Principal Balance of approximately $251,276,658, and Loan Group 3 included approximately 805 Mortgage Loans having an aggregate Stated Principal Balance of approximately $155,172,613.

     The following table summarizes the delinquency and foreclosure experience of the Mortgage Loans as of the Reference Date.



                                                                                           As of August 1, 2004
                                                                      -------------------------------------------------------------
                                                                        Loan Group             Loan Group              Loan Group
                                                                            1                      2                        3
                                                                      -------------------------------------------------------------
Total Number of Mortgage Loans .....................................      873                    1,684                     805
Delinquent Mortgage Loans and Pending
Foreclosures at Period End (1)
       30 -59 days .................................................        3.67%                    5.17%                   5.09%
       60 - 89 days ................................................        1.83%                    1.25%                   2.36%
       90 days or more (excluding pending
       foreclosures) ...............................................        2.41%                    3.03%                   6.58%
                                                                            -----                    -----                   -----
       Total Delinquencies .........................................        7.91%                    9.45%                  14.03%
                                                                            =====                    =====                  ======
Foreclosures Pending ...............................................        0.00%                    0.00%                   0.00%
                                                                            -----                    -----                   -----
Total Delinquencies and foreclosures pending .......................        7.91%                    9.45%                  14.03%
                                                                            =====                    =====                  ======


-------------------
(1) As a percentage of the total number of Mortgage Loans as of the Reference Date.

     Certain additional information as to the Mortgage Loans as of the Reference Date is set forth in Exhibit 1 in tabular format. Other than with respect to rates of interest, percentages (approximate) are stated in such tables by Stated Principal Balance of the Mortgage Loans as of the Reference Date and have been rounded in order to total 100.00%.

                          SERVICING OF MORTGAGE LOANS

The Master Servicer

     Countrywide Home Loans Servicing LP will act as Master Servicer under the Agreement.

Foreclosure and Delinquency Experience

     The following table summarizes the delinquency and foreclosure experience, respectively, on the dates indicated, of credit blemished mortgage loans originated or acquired and serviced by Countrywide Home Loans, Inc. A credit blemished mortgage loan is characterized as delinquent if the borrower has not paid the monthly payment due within one month of the Due Date. The delinquency and foreclosure percentages may be affected by the size and relative lack of seasoning of the servicing portfolio because many of such loans were not outstanding long enough to give rise to some or all of the periods of delinquency indicated in the chart below. Accordingly, the information should not be considered as a basis for assessing the likelihood, amount, or severity of delinquency or losses on the applicable Mortgage Loans, and no assurances can be given that the delinquency or foreclosure experience presented in the table below will be indicative of such experience on the Mortgage Loans.

     For purposes of the following table:

     o the period of delinquency is based on the number of days payments are contractually past due.

     o certain total percentages and dollar amounts may not equal the sum of the percentages and dollar amounts indicated in the columns due to differences in rounding.

     o the "Foreclosure Rate" is the dollar amount of mortgage loans in foreclosure as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.

     o the "Bankruptcy Rate" is the dollar amount of mortgage loans for which the related borrower has declared bankruptcy as a percentage of the total principal balance of mortgage loans outstanding as of the date indicated.


                                                         Delinquency and Foreclosure Experience
                          --------------------------------------------------------------------------------------------------------
                                       As of December 31, 2000                              As of December 31, 2001
                          ---------------------------------------------------   --------------------------------------------------
                               Principal Balance              Percentage            Principal Balance            Percentage
                          ------------------------------   ------------------   ---------------------------   --------------------
Total Portfolio                    $10,618,065,421.51              100.00%       $     16,113,058,684.95                 100.00%
Delinquency Percentage
30-59 Days                  $          864,838,690.77                8.14%       $      1,437,602,151.97                   8.92%
60-89 Days                             297,082,364.46                2.80                 440,975,276.56                   2.74
90+ Days                               131,030,594.44                1.23                 186,062,549.32                   1.15
                          ------------------------------   ------------------   ---------------------------   --------------------
     Sub-Total              $        1,292,951,649.67               12.18%       $      2,064,639,977.85                  12.81%
                          ------------------------------   ------------------   ---------------------------   --------------------
Foreclosure Rate            $          329,284,407.33                3.10%       $        670,195,427.54                   4.16%
Bankruptcy Rate             $          147,276,258.29                1.39%       $        381,462,318.31                   2.37%


                                                         Delinquency and Foreclosure Experience
                          --------------------------------------------------------------------------------------------------------
                                       As of December 31, 2002                              As of December 31, 2003
                          ---------------------------------------------------   --------------------------------------------------
                               Principal Balance              Percentage            Principal Balance            Percentage
                          ------------------------------   ------------------   ---------------------------   --------------------
Total Portfolio             $       22,769,082,711.09              100.00%       $     39,058,523,423.20                 100.00%
Delinquency Percentage
30-59 Days                  $        1,591,562,076.96                6.99%       $      2,409,274,879.48                   6.17%
60-89 Days                             541,119,231.96                2.38                 728,740,335.77                   1.87
90+ Days                               226,171,736.77                0.99                 210,424,049.89                   0.54
                          ------------------------------   ------------------   ---------------------------   --------------------
     Sub-Total              $        2,358,853,045.69               10.36%       $      3,348,439,265.14                   8.57%
                          ------------------------------   ------------------   ---------------------------   --------------------
Foreclosure Rate            $          633,348,957.76                2.78%       $        692,149,703.63                   1.77%
Bankruptcy Rate             $          551,267,050.86                2.42%       $        609,395,518.03                   1.56%


                                     Delinquency and Foreclosure
                                             Experience
                          ---------------------------------------------------
                                         As of June 30, 2004
                          ---------------------------------------------------
                               Principal Balance              Percentage
                          ------------------------------   ------------------
Total Portfolio             $       54,864,000,522.64              100.00%
Delinquency Percentage
30-59 Days                  $        3,002,543,693.60                5.47%
60-89 Days                             855,471,629.90                1.56
90+ Days                               236,162,097.09                0.43
                          ------------------------------   ------------------
     Sub-Total              $        4,094,177,420.59                7.46%
                          ------------------------------   ------------------
Foreclosure Rate            $          861,446,764.26                1.57%
Bankruptcy Rate             $          688,299,158.77                1.25%


     Historically a variety of factors, including the appreciation of real estate values, have limited the loss and delinquency experience on credit blemished mortgage loans. There can be no assurance that factors beyond Countrywide Home Loans, Inc.'s or Countrywide Home Loans

Servicing LP's control, such as national or local economic conditions or a downturn in the real estate markets of Countrywide Home Loans, Inc.'s lending areas, will not result in increased delinquencies and foreclosure losses in the future.

                   DESCRIPTION OF THE CLASS M-4 CERTIFICATES

     The Class M-4 Certificates will be entitled to receive interest and principal as described in the Prospectus Supplement under "Description of the Certificates - Distributions."

     As of August 25, 2004 (the "Certificate Date"), the certificate principal balance of the Class M-4 Certificates was approximately $8,300,000 evidencing a beneficial ownership interest of approximately 1.56% in the Trust Fund. As of the Certificate Date, the Senior Certificates had an aggregate principal balance of $444,859,956 and evidenced in the aggregate a beneficial ownership interest of approximately 83.62% in the Trust Fund. As of the Certificate Date, the Subordinated Offered Certificates had an aggregate principal balance of $87,150,000 and evidenced in the aggregate a beneficial ownership interest of approximately 16.38% in the Trust Fund. For additional information with respect to the Class M-4 Certificates, see "Description of the Certificates" in the Prospectus Supplement.

Reports to Certificateholders

     The August 2004 monthly statement that has been furnished to Certificateholders of record on the most recent Distribution Date is included herein as Exhibit 2.

Revised Modeling Assumptions

     Unless otherwise specified, the information in the tables appearing in this Supplement under "Yield, Prepayment and Maturity Considerations - Decrement Table " has been prepared on the basis of the following assumed characteristics of the Mortgage Loans and the following additional assumptions (collectively, the "Revised Modeling Assumptions"): (i) the Mortgage Loans prepay at the indicated percentage of the related Prepayment Model; (ii) distributions on the Offered Certificates are received, in cash, on the 25th day of each month, commencing in the calendar month following the Reference Date, in accordance with the payment priorities defined herein; (iii) no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the Mortgagors of principal and interest on the mortgage loans occur; (iv) scheduled payments are assumed to be received on the first day of each month commencing in the calendar month following the Reference Date, and prepayments represent payment in full of individual mortgage loans and are assumed to be received on the last day of each month, commencing in the calendar month following the Reference Date and include 30 days' interest thereon; (v) the level of six-month LIBOR remains constant at 1.98% per annum and the level of One-Month LIBOR remains constant at 1.63% per annum; (vi) the Pass-Through Margins for the Offered Certificates remain constant at the rates applicable prior to the Optional Termination Date and are adjusted accordingly on any Distribution Date following the Optional Termination Date; (vii) the Closing Date for the Certificates is August 31, 2004; (viii) the Mortgage Rate for each Adjustable Rate Mortgage Loan is adjusted on its next Adjustment Date (and on subsequent Adjustment Dates, if necessary) to equal the sum of (a) the assumed level of the applicable Mortgage Index, and (b) the respective Gross Margin (such sum being subject to the applicable periodic adjustment caps and floors and the applicable lifetime adjustment caps and floors), and (ix) except as indicated with respect to the weighted average lives, no optional termination is exercised on the Optional Termination Date.

     For the Fixed Rate Mortgage Loans, the Prepayment Model used in this Prospectus Supplement (the "Prepayment Vector" or "PV") is a prepayment assumption which represents an assumed rate of the prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of mortgage loans. For example, a 23% Prepayment Vector assumes a constant prepayment rate ("CPR") of 2.3% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the mortgage loans and an additional 2.3% per annum (i.e., 1/10 of the final per annum rate) in each month thereafter up to and including the tenth month. Beginning in the eleventh month and in each month thereafter during the life of such mortgage loans, a 23% Prepayment Vector assumes a CPR of 23% per annum.

     The other percentages of the Prepayment Vector identified herein assume that the mortgage loans will prepay at rates which start and increase in a similar manner (i.e., 1/10 of the final per annum rate) until they reach such respective percentages of constant rates of prepayment per annum.

     For the Adjustable Rate Mortgage Loans, the Prepayment Model used in this Prospectus Supplement is a prepayment assumption which represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of such mortgage loans. 30% CPR assumes a constant prepayment rate of 30% per annum.

     There is no assurance, however, that prepayments on the Mortgage Loans will conform to any level of either Prepayment Model, and no representation is made that the Mortgage Loans will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of mortgage loans is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates. Other factors affecting prepayment of mortgage loans include changes in obligors' housing needs, job transfers and unemployment. In the case of mortgage loans in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remain at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest on such mortgage loans, the rate of prepayment would be expected to decrease.

                 YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Decrement Table

     The following table indicates the percentage of the Certificate Date Certificate Principal Balance of the Class M-4 Certificates that would be outstanding after each of the dates shown at various constant percentages of the Prepayment Models and the corresponding weighted average life thereof. The table has been prepared based on the Revised Modeling Assumptions. However, all of the Mortgage Loans may not have the interest rates or remaining terms to maturity described under "Revised Modeling Assumptions" herein and the Mortgage Loans may not prepay at the indicated constant percentages of the Prepayment Models or at any constant percentage.


                                  Percent of Certificate Principal Balance Outstanding

            (Percentages of the Prepayment Model)          0%          80%         100%         120%        150%
                                                           --          ---         ----         ----        ----

                      Distribution Date
                      -----------------

        Initial Percent.............................      100          100          100         100          100
        August 25, 2005.............................      100          100          100         100          100
        August 25, 2006.............................      100           73           60         100          100
        August 25, 2007.............................      100           56           43          32           22
        August 25, 2008.............................      100           43           31          22            0
        August 25, 2009.............................      100           33           22           0            0
        August 25, 2010.............................      100           25            0           0            0
        August 25, 2011.............................      100            0            0           0            0
        August 25, 2012.............................      100            0            0           0            0
        August 25, 2013.............................      100            0            0           0            0
        August 25, 2014.............................      100            0            0           0            0
        August 25, 2015.............................      100            0            0           0            0
        August 25, 2016.............................      100            0            0           0            0
        August 25, 2017.............................      100            0            0           0            0
        August 25, 2018.............................      100            0            0           0            0
        August 25, 2019.............................       97            0            0           0            0
        August 25, 2020.............................       93            0            0           0            0
        August 25, 2021.............................       88            0            0           0            0
        August 25, 2022.............................       84            0            0           0            0
        August 25, 2023.............................       79            0            0           0            0
        August 25, 2024.............................       73            0            0           0            0
        August 25, 2025.............................       67            0            0           0            0
        August 25, 2026.............................       61            0            0           0            0
        August 25, 2027.............................       54            0            0           0            0
        August 25, 2028.............................       46            0            0           0            0
        August 25, 2029.............................       38            0            0           0            0
        August 25, 2030.............................       29            0            0           0            0
        August 25, 2031.............................        0            0            0           0            0
        Weighted Average Life (years)(1)............       22.70        4.00          3.21        2.75         2.41
        Weighted Average Life (years)(1)(2).........       22.81        4.28          3.44        2.94         2.55

    -----------------------------------
    (1)  Determined as specified in the Prospectus Supplement.
    (2)  To maturity.


                   MATERIAL FEDERAL INCOME TAX CONSEQUENCES

     Prospective investors should consider carefully the income tax consequences of an investment in the Class M-4 Certificates discussed under the section titled "Global Clearance, Settlement and Tax Documentation Procedures" in Annex I of the Prospectus Supplement and under the sections titled "Material Federal Income Tax Consequences" in the Prospectus Supplement and the Prospectus and should consult their tax advisors with respect to those consequences.

                             ERISA CONSIDERATIONS


     Prospective purchasers of the Class M-4 Certificates should consider carefully the ERISA consequences of an investment in such Certificates discussed under "ERISA Considerations" in the Prospectus, the Prospectus Supplement and herein, and should consult their own advisors with respect to those consequences. As described in the Prospectus Supplement, the Class M-4 Certificates may be acquired by a person that is, or is investing on behalf of or with plan assets of, a Plan, if the conditions for application of the Underwriter Exemption described in the Prospectus and Prospectus Supplement, including the requirement that an investing Plan be an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended, are met.

                                    RATINGS

     The Class M-4 Certificates are currently rated "A2" by Moody's Investors Service, Inc. and "AA" by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. See "Ratings" in the Prospectus Supplement.

                            METHOD OF DISTRIBUTION

     The Supplement is to be used by Countrywide Securities Corporation, an affiliate of CWABS, Inc., Countrywide Home Loans, Inc., and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to market making transactions in the Class M-4 Certificates in which Countrywide Securities Corporation acts as principal. Countrywide Securities Corporation may also act as agent in such transactions. Sales will be made at prices relating to the prevailing prices at the time of sale.

                                   EXHIBIT 1


                                                  CWABS 2003-3


Summary of Loans in Mortgage Pool
(As of Calculation Date)
                                                                                        Range
                                                                                        -----


Total Number of Mortgage Loans                                              873
Total Outstanding Principal Balance                                $131,370,686
Average Principal Balance                                              $150,482     $9,533 to          $625,571
Weighted Average Mortgage Rate                                            7.27%      5.25% to            13.63%
Net Weighted Average Mortgage Rate                                        5.80%      3.56% to            13.12%
Weighted Average Original Term (months)                                     343        120 to               360
Weighted Average Remaining Term (months)                                    328        105 to               346
Weighted Average Loan-to-Value Ratio                                     77.08%      5.30% to           100.00%
Weighted Average FICO Credit Score                                          616



                                                    CWABS 2003-3


Mortgage Loan Programs

                                                      Number of        Aggregate               % of Aggregate
      Description                                     Mortgage         Principal Bala          Principal Balance
      -----------------------------------------------------------------------------------------------------------
      FIXED 10YR                                                  1              $37,106                     0.03 %
      FIXED 15YR - Credit Comeback                                5             $439,874                     0.33
      FIXED 15YR                                                 80           $8,899,230                     6.77
      FIXED 20YR                                                 10           $1,373,572                     1.05
      FIXED 30YR - Credit Comeback                               67          $10,433,975                     7.94
      FIXED 30YR                                                673         $108,187,712                    82.35
      FIXED 15YR - Second Lien                                    8             $285,330                     0.22
      FIXED 20YR - Second Lien                                    3              $75,553                     0.06
      FIX30/15 BAL                                               11           $1,164,670                     0.89
      FIX30/15 BAL - Second Lien                                 15             $473,662                     0.36
      -----------------------------------------------------------------------------------------------------------
      Total                                                     873         $131,370,686                      100 %
      -----------------------------------------------------------------------------------------------------------


Mortgage Loan Principal Balances
      Range of Mortgage Loan                          Number of        Aggregate               % of Aggregate
      Principal Balances ($)                          Mortgage         Principal Bala          Principal Balance
      -----------------------------------------------------------------------------------------------------------
      $0 - $25000                                                12             $234,341                     0.18 %
      $25000.01 - $50000                                         55           $2,153,441                     1.64
      $50000.01 - $75000                                        100           $6,345,296                     4.83
      $75000.01 - $100000                                       130          $11,546,385                     8.79
      $100000.01 - $ 150000                                     190          $23,747,058                    18.08
      $150000.01 - $ 200000                                     180          $31,528,333                       24
      $200000.01 - $ 250000                                     103          $23,296,768                    17.73
      $250000.01 - $ 300000                                      58          $15,547,197                    11.83
      $300000.01 - $ 350000                                      23           $7,229,080                      5.5
      $350000.01 - $ 400000                                       8           $2,949,389                     2.25
      $400000.01 - $ 450000                                       7           $2,924,152                     2.23
      $450000.01 - $ 500000                                       1             $488,506                     0.37
      $500000.01 - $ 550000                                       2           $1,049,882                      0.8
      $550000.01 - $ 600000                                       3           $1,705,286                      1.3
      $600000.01 - $ 650000                                       1             $625,571                     0.48
      -----------------------------------------------------------------------------------------------------------
      Total                                                     873         $131,370,686                      100 %
      -----------------------------------------------------------------------------------------------------------






                                                    CWABS 2003-3


Mortgage Rates

      Range of Mortgage                               Number of        Aggregate               % of Aggregate
      Rates (%)                                       Mortgage         Principal Bala          Principal Balance
      -----------------------------------------------------------------------------------------------------------
      5.001 - 5.500                                               1             $133,587                      0.1 %
      5.501 - 6.000                                              29           $6,137,626                     4.67
      6.001 - 6.500                                              84          $16,273,240                    12.39
      6.501 - 7.000                                             267          $49,609,392                    37.76
      7.001 - 7.500                                             133          $20,315,354                    15.46
      7.501 - 8.000                                             140          $19,935,663                    15.18
      8.001 - 8.500                                              68           $7,986,089                     6.08
      8.501 - 9.000                                              51           $4,927,273                     3.75
      9.001 - 9.500                                              20           $1,745,750                     1.33
      9.501 - 10.000                                             31           $2,076,032                     1.58
      10.001 - 10.500                                            14             $852,017                     0.65
      10.501 - 11.000                                            12             $501,489                     0.38
      11.001 - 11.500                                            10             $413,972                     0.32
      11.501 - 12.000                                            11             $399,569                      0.3
      12.501 - 13.000                                             1              $33,393                     0.03
      13.501 - 14.000                                             1              $30,243                     0.02
      -----------------------------------------------------------------------------------------------------------
      Total                                                     873         $131,370,686                      100 %
      -----------------------------------------------------------------------------------------------------------


Months Remaining to Maturity

      Months Remaining                                Number of        Aggregate               % of Aggregate
      to Maturity                                     Mortgage         Principal Bala          Principal Balance
      -----------------------------------------------------------------------------------------------------------
      1 - 120                                                     1              $37,106                     0.03 %
      121 - 180                                                 119          $11,262,767                     8.57
      181 - 300                                                  13           $1,449,126                      1.1
      301 - 360                                                 740         $118,621,687                     90.3
      -----------------------------------------------------------------------------------------------------------
      Total                                                     873         $131,370,686                      100 %
      -----------------------------------------------------------------------------------------------------------



Loan-to-Value Ratios

      Range of                                        Number of        Aggregate               % of Aggregate
      Loan-to-Value Ratios (%) (1)                    Mortgage         Principal Bala          Principal Balance
      -----------------------------------------------------------------------------------------------------------
      50.00 or Less                                              44           $4,706,698                     3.58 %
      50.01-55.00                                                25           $3,525,995                     2.68
      55.01-60.00                                                36           $5,126,631                      3.9
      60.01-65.00                                                62           $8,971,219                     6.83
      65.01-70.00                                                87          $14,091,028                    10.73
      70.01-75.00                                                97          $15,783,069                    12.01
      75.01-80.00                                               182          $27,707,632                    21.09
      80.01-85.00                                               118          $20,140,680                    15.33
      85.01-90.00                                               128          $19,629,240                    14.94
      90.01-95.00                                                43           $6,933,112                     5.28
      95.01-100.00                                               51           $4,755,382                     3.62
      -----------------------------------------------------------------------------------------------------------
      Total                                                     873         $131,370,686                      100 %
      -----------------------------------------------------------------------------------------------------------
      (1) Refers to the Loan-to-Value Ratio with respect to any first lien Mortgage Loan and the Combined
      Loan-to-Value Ratio with respect to any second lien mortgage loan.






                                                    CWABS 2003-3


State Distribution of Mortgaged Properties
                                                      Number of        Aggregate               % of Aggregate
      State                                           Mortgage         Principal Bala          Principal Balance
      -----------------------------------------------------------------------------------------------------------
      Alabama                                                    11             $797,881                     0.61 %
      Arizona                                                    20           $2,261,400                     1.72
      Arkansas                                                    9             $989,544                     0.75
      California                                                232          $45,363,458                    34.53
      Colorado                                                   13           $2,954,669                     2.25
      Connecticut                                                 7           $1,391,283                     1.06
      Delaware                                                    1              $84,154                     0.06
      Washington, DC                                            119          $15,268,115                    11.62
      Florida                                                    33           $4,306,905                     3.28
      Georgia                                                    12           $2,839,536                     2.16
      Hawaii                                                      2             $338,523                     0.26
      Idaho                                                      12           $1,948,945                     1.48
      Illinois                                                   15           $1,831,019                     1.39
      Indiana                                                     2             $190,575                     0.15
      Iowa                                                        3             $197,464                     0.15
      Kansas                                                      9             $757,937                     0.58
      Kentucky                                                   12           $1,164,670                     0.89
      Louisiana                                                   4             $444,444                     0.34
      Maryland                                                   11           $1,634,481                     1.24
      Massachusetts                                              28           $5,360,957                     4.08
      Michigan                                                   17           $1,640,610                     1.25
      Minnesota                                                   2             $186,977                     0.14
      Mississippi                                                 8             $589,559                     0.45
      Missouri                                                   12           $1,167,752                     0.89
      Montana                                                     2             $338,838                     0.26
      Nebraska                                                    1              $93,199                     0.07
      Nevada                                                      9           $1,167,493                     0.89
      New Hampshire                                               2             $291,478                     0.22
      New Jersey                                                  8           $1,335,830                     1.02
      New Mexico                                                  1              $18,579                     0.01
      New York                                                   61          $11,464,960                     8.73
      North Carolina                                             13           $1,141,997                     0.87
      Ohio                                                       10             $921,342                      0.7
      Oklahoma                                                    3             $263,169                      0.2
      Oregon                                                     14           $1,720,961                     1.31
      Pennsylvania                                               21           $2,020,492                     1.54
      Rhode Island                                                2             $238,672                     0.18
      South Carolina                                              3             $386,537                     0.29
      Tennessee                                                   2             $108,738                     0.08
      Texas                                                      15           $1,337,997                     1.02
      Utah                                                       44           $4,679,421                     3.56
      Virginia                                                   12           $1,246,247                     0.95
      Washington                                                 22           $3,405,571                     2.59
      West Virginia                                              30           $5,184,629                     3.95
      Wisconsin                                                   3             $184,596                     0.14
      Wyoming                                                     1             $109,084                     0.08
      -----------------------------------------------------------------------------------------------------------
      Total                                                     873         $131,370,686                      100 %
      -----------------------------------------------------------------------------------------------------------






                                                    CWABS 2003-3


Range of FICO Credit Scores

                                                      Number of        Aggregate               % of Aggregate
      Range of Fico Credit Scores                     Mortgage         Principal Bala          Principal Balance
      -----------------------------------------------------------------------------------------------------------
      781 - 800                                                   2              $83,928                     0.06 %
      761 - 780                                                   2             $221,062                     0.17
      741 - 760                                                   4             $740,133                     0.56
      721 - 740                                                   7           $1,142,097                     0.87
      701 - 720                                                  18           $2,852,764                     2.17
      681 - 700                                                  29           $5,741,869                     4.37
      661 - 680                                                  73          $11,909,041                     9.07
      641 - 660                                                  91          $14,819,892                    11.28
      621 - 640                                                 120          $18,410,446                    14.01
      601 - 620                                                 134          $20,190,605                    15.37
      581 - 600                                                 142          $20,202,044                    15.38
      561 - 580                                                 106          $15,606,917                    11.88
      541 - 560                                                  83          $11,408,358                     8.68
      521 - 540                                                  46           $6,103,741                     4.65
      501 - 520                                                  16           $1,937,788                     1.48
      -----------------------------------------------------------------------------------------------------------
      Total                                                     873         $131,370,686                      100 %
      -----------------------------------------------------------------------------------------------------------



Types of Mortgaged Properties
                                                      Number of        Aggregate               % of Aggregate
      Description                                     Mortgage         Principal Bala          Principal Balance
      -----------------------------------------------------------------------------------------------------------
      Single Family Residence                                   709         $105,347,144                    80.19 %
      Planned Unit Development                                   81          $13,892,215                    10.57
      2 Family Residence                                         29           $5,241,550                     3.99
      Low Rise Condominium                                       38           $4,780,019                     3.64
      3 Family Residence                                          5             $955,441                     0.73
      High Rise Condominium                                       4             $605,046                     0.46
      Manufactured Housing (1)                                    6             $469,755                     0.36
      4 Family Residence                                          1              $79,515                     0.06
      -----------------------------------------------------------------------------------------------------------
      Total                                                     873         $131,370,686                      100 %
      -----------------------------------------------------------------------------------------------------------
      (1) Treated as real property.


Purpose of Mortgage Loan

                                                      Number of        Aggregate               % of Aggregate
      Description                                     Mortgage         Principal Bala          Principal Balance
      -----------------------------------------------------------------------------------------------------------
      Refinance (Cash Out)                                      677         $104,649,241                    79.66 %
      Purchase                                                  111          $13,788,917                     10.5
      Refinance (Rate/Term)                                      85          $12,932,528                     9.84
      -----------------------------------------------------------------------------------------------------------
      Total                                                     873         $131,370,686                      100 %
      -----------------------------------------------------------------------------------------------------------



Occupancy Types

                                                      Number of        Aggregate               % of Aggregate
      Occupancy Type                                  Mortgage         Principal Bala          Principal Balance
      -----------------------------------------------------------------------------------------------------------
      Owner Occupied                                            841         $127,765,762                    97.26 %
      Non-owner Occupied                                         27           $2,930,733                     2.23
      Second Home                                                 5             $674,190                     0.51
      -----------------------------------------------------------------------------------------------------------
      Total                                                     873         $131,370,686                      100 %
      -----------------------------------------------------------------------------------------------------------






                                                    CWABS 2003-3



Document Types

                                                      Number of        Aggregate               % of Aggregate
      Document Type                                   Mortgage         Principal Bala          Principal Balance
      -----------------------------------------------------------------------------------------------------------
      Full Documentation                                        690          $99,421,709                    75.68 %
      Stated                                                    180          $31,637,016                    24.08
      Simple                                                      3             $311,960                     0.24
      -----------------------------------------------------------------------------------------------------------
      Total                                                     873         $131,370,686                      100 %
      -----------------------------------------------------------------------------------------------------------



                                                      CWABS 2003-3


Summary of Loans in Mortgage Pool
(As of Calculation Date)
                                                                                             Range
                                                                                             -----


Total Number of Mortgage Loans                                                 1,684
Total Outstanding Principal Balance                                     $251,276,658
Average Principal Balance                                                   $149,214      $15,509 to           $472,474
Weighted Average Mortgage Rate                                                 7.30%        4.75% to             11.88%
Net Weighted Average Mortgage Rate                                             5.77%        3.26% to             11.37%
Adjustable Rate Mortgage Loan Characteristics
      Weighted Average Gross Margin                                            6.33%        2.75% to              8.00%
      Weighted Average Maximum Mortgage Rate                                  14.20%       11.13% to             18.88%
      Weighted Average Minimum Mortgage Rate                                   7.30%        2.75% to             11.88%
      Weighted Average Initial Periodic Rate Cap                               1.83%        1.00% to              3.00%
      Weighted Average Subsequent Periodic Rate Cap                            1.42%        1.00% to              3.00%
Weighted Average Original Term (months)                                          354          120 to                360
Weighted Average Remaining Term (months)                                         339          104 to                346
Weighted Average Loan-to-Value Ratio                                          79.72%        7.30% to            100.00%
Weighted Average FICO Credit Score                                               611



                                                    CWABS 2003-3


Mortgage Loan Programs

                                                      Number of        Aggregate               % of Aggregate
      Description                                     Mortgage Loa     Principal Balanc        Principal Balance
      -----------------------------------------------------------------------------------------------------------
      6 Months LIBOR                                              1             $232,251                     0.09 %
      2-Year/28-Year LIBOR                                      340          $54,104,456                    21.53
      3-Year/27-Year LIBOR                                      772         $116,564,486                    46.39
      FIXED 5-Year                                                1              $65,029                     0.03
      FIXED 10-Year                                               3             $410,406                     0.16
      FIXED 15-Year - Credit Comeback                            77           $7,413,540                     2.95
      FIXED 20-Year                                               2             $161,388                     0.06
      FIXED 22-Year                                              46           $6,684,335                     2.66
      FIXED 25-Year                                             433          $64,834,222                     25.8
      FIXED 30-Year - Credit Comeback                             9             $806,545                     0.32
      FIXED 30/15 Balloon
      -----------------------------------------------------------------------------------------------------------
      Total                                                   1,684         $251,276,658                      100 %
      -----------------------------------------------------------------------------------------------------------


Mortgage Loan Principal Balances

      Range of Mortgage Loan                          Number of        Aggregate               % of Aggregate
      Principal Balances ($)                          Mortgage Loa     Principal Balanc        Principal Balance
      -----------------------------------------------------------------------------------------------------------
      $0 - $25000                                                 2              $40,386                     0.02 %
      $25000.01 - $50000                                         44           $1,887,113                     0.75
      $50000.01 - $75000                                        202          $12,813,167                      5.1
      $75000.01 - $100000                                       247          $21,669,007                     8.62
      $100000.01 - $ 150000                                     460          $57,388,994                    22.84
      $150000.01 - $ 200000                                     337          $57,927,880                    23.05
      $200000.01 - $ 250000                                     205          $46,160,653                    18.37
      $250000.01 - $ 300000                                     138          $37,632,820                    14.98
      $300000.01 - $ 350000                                      45          $13,987,549                     5.57
      $350000.01 - $ 400000                                       1             $389,280                     0.15
      $400000.01 - $ 450000                                       1             $448,583                     0.18
      $450000.01 - $ 500000                                       2             $931,226                     0.37
      -----------------------------------------------------------------------------------------------------------
      Total                                                   1,684         $251,276,658                      100 %
      -----------------------------------------------------------------------------------------------------------






                                                    CWABS 2003-3


Mortgage Rates

      Range of Mortgage                               Number of        Aggregate               % of Aggregate
      Rates (%)                                       Mortgage Loa     Principal Balanc        Principal Balance
      -----------------------------------------------------------------------------------------------------------
      4.501 - 5.000                                               3             $480,991                      0.19 %
      5.001 - 5.500                                              18           $3,148,739                      1.25
      5.501 - 6.000                                              61          $12,080,474                      4.81
      6.001 - 6.500                                             149          $26,433,757                     10.52
      6.501 - 7.000                                             471          $79,237,004                     31.53
      7.001 - 7.500                                             332          $51,285,077                     20.41
      7.501 - 8.000                                             272          $37,031,746                     14.74
      8.001 - 8.500                                             144          $18,227,595                      7.25
      8.501 - 9.000                                             123          $14,002,899                      5.57
      9.001 - 9.500                                              31           $3,653,264                      1.45
      9.501 - 10.000                                             45           $3,763,401                       1.5
      10.001 - 10.500                                             9             $600,537                      0.24
      10.501 - 11.000                                            20           $1,071,666                      0.43
      11.001 - 11.500                                             4             $170,141                      0.07
      11.501 - 12.000                                             2              $89,367                      0.04
      -----------------------------------------------------------------------------------------------------------
      Total                                                   1,684         $251,276,658                       100 %
      -----------------------------------------------------------------------------------------------------------


Months Remaining to Maturity

      Months Remaining                                Number of        Aggregate               % of Aggregate
      to Maturity                                     Mortgage Loa     Principal Balanc        Principal Balance
      -----------------------------------------------------------------------------------------------------------
      1 - 120                                                     1              $65,029                      0.03 %
      121 - 180                                                  89           $8,630,492                      3.43
      181 - 300                                                   2             $161,388                      0.06
      301 - 360                                               1,592         $242,419,749                     96.48
      -----------------------------------------------------------------------------------------------------------
      Total                                                   1,684         $251,276,658                       100 %
      -----------------------------------------------------------------------------------------------------------


Loan-to-Value Ratios


      Range of                                        Number of        Aggregate               % of Aggregate
      Loan-to-Value Ratios (%) (1)                    Mortgage Loa     Principal Balanc        Principal Balance
      -----------------------------------------------------------------------------------------------------------
      50.00 or Less                                              59           $6,591,082                      2.62 %
      50.01-55.00                                                31           $5,092,338                      2.03
      55.01-60.00                                                46           $6,298,155                      2.51
      60.01-65.00                                                81          $11,695,125                      4.65
      65.01-70.00                                               123          $16,176,840                      6.44
      70.01-75.00                                               188          $27,327,888                     10.88
      75.01-80.00                                               433          $65,027,145                     25.88
      80.01-85.00                                               217          $33,726,120                     13.42
      85.01-90.00                                               347          $54,412,724                     21.65
      90.01-95.00                                               115          $17,629,254                      7.02
      95.01-100.00                                               44           $7,299,986                      2.91
      -----------------------------------------------------------------------------------------------------------
      Total                                                   1,684         $251,276,658                       100 %
      -----------------------------------------------------------------------------------------------------------
      (1) Refers to the Loan-to-Value Ratio with respect to any first lien Mortgage Loan and the Combined
      Loan-to-Value Ratio with respect to any second lien mortgage loan.






                                                    CWABS 2003-3


State Distribution of Mortgaged Properties
                                                      Number of        Aggregate               % of Aggregate
      State                                           Mortgage Loa     Principal Balanc        Principal Balance
      -----------------------------------------------------------------------------------------------------------
      Alabama                                                    20           $2,098,668                     0.84 %
      Arizona                                                     2             $303,930                     0.12
      Arkansas                                                   43           $5,192,459                     2.07
      California                                                 14           $1,092,062                     0.43
      Colorado                                                  450          $87,090,905                    34.66
      Connecticut                                                44           $7,527,961                        3
      Delaware                                                   11           $1,586,817                     0.63
      Washington, DC                                              3             $351,880                     0.14
      Florida                                                   148          $17,706,550                     7.05
      Georgia                                                    35           $5,084,128                     2.02
      Hawaii                                                     21           $5,496,252                     2.19
      Idaho                                                      15           $1,771,341                      0.7
      Illinois                                                   46           $7,362,772                     2.93
      Indiana                                                    20           $1,957,758                     0.78
      Iowa                                                        3             $230,832                     0.09
      Kansas                                                     11           $1,289,220                     0.51
      Kentucky                                                   11           $1,008,624                      0.4
      Louisiana                                                  28           $2,937,786                     1.17
      Maryland                                                    3             $365,306                     0.15
      Massachusetts                                              32           $5,826,446                     2.32
      Michigan                                                   38           $6,701,247                     2.67
      Minnesota                                                  67           $7,473,653                     2.97
      Mississippi                                                18           $2,402,721                     0.96
      Missouri                                                   17           $1,518,052                      0.6
      Montana                                                    30           $3,079,564                     1.23
      Nebraska                                                    3             $267,041                     0.11
      Nevada                                                      7             $725,120                     0.29
      New Hampshire                                              25           $3,793,102                     1.51
      New Jersey                                                  8           $1,287,378                     0.51
      New Mexico                                                  4             $498,464                      0.2
      New York                                                   24           $4,536,643                     1.81
      North Carolina                                             25           $3,260,989                      1.3
      Ohio                                                       40           $4,299,539                     1.71
      Oklahoma                                                   16           $1,166,361                     0.46
      Oregon                                                     26           $3,863,094                     1.54
      Pennsylvania                                               29           $3,855,913                     1.53
      Rhode Island                                                6             $979,245                     0.39
      South Carolina                                              6             $518,572                     0.21
      Tennessee                                                   1             $128,326                     0.05
      Texas                                                      41           $4,306,820                     1.71
      Utah                                                      116          $13,789,357                     5.49
      Virginia                                                   31           $4,520,562                      1.8
      Washington                                                  1              $83,195                     0.03
      West Virginia                                              29           $3,835,228                     1.53
      Wisconsin                                                  56           $8,792,281                      3.5
      Wyoming                                                     1              $85,462                     0.03
      -----------------------------------------------------------------------------------------------------------
      Total                                                   1,684         $251,276,658                      100 %
      -----------------------------------------------------------------------------------------------------------






                                                    CWABS 2003-3


Range of FICO Credit Scores

                                                      Number of        Aggregate               % of Aggregate
      Range of Fico Credit Scores                     Mortgage Loa     Principal Balanc        Principal Balance
      -----------------------------------------------------------------------------------------------------------
      781 - 800                                                   6             $996,306                      0.4 %
      761 - 780                                                  11           $2,226,392                     0.89
      741 - 760                                                  21           $3,922,533                     1.56
      721 - 740                                                  23           $3,253,395                     1.29
      701 - 720                                                  33           $5,522,390                      2.2
      681 - 700                                                  53           $8,331,871                     3.32
      661 - 680                                                  93          $13,341,028                     5.31
      641 - 660                                                 167          $26,061,249                    10.37
      621 - 640                                                 227          $36,834,110                    14.66
      601 - 620                                                 231          $34,634,494                    13.78
      581 - 600                                                 273          $41,664,506                    16.58
      561 - 580                                                 233          $33,465,316                    13.32
      541 - 560                                                 172          $23,964,883                     9.54
      521 - 540                                                  89          $10,757,688                     4.28
      501 - 520                                                  46           $5,615,560                     2.23
      500 or Less                                                 6             $684,939                     0.27
      Not Available
      -----------------------------------------------------------------------------------------------------------
      Total                                                   1,684         $251,276,658                      100 %
      -----------------------------------------------------------------------------------------------------------



Types of Mortgaged Properties

                                                      Number of        Aggregate               % of Aggregate
      Description                                     Mortgage Loa     Principal Balanc        Principal Balance
      -----------------------------------------------------------------------------------------------------------
      Single Family Residence                                 1,382         $202,748,810                    80.69 %
      Planned Unit Development                                  169          $27,931,538                    11.12
      Low Rise Condominium                                      102          $15,112,855                     6.01
      2 Family Residence                                         21           $3,431,431                     1.37
      4 Family Residence                                          3             $918,094                     0.37
      3 Family Residence                                          4             $711,695                     0.28
      High Rise Condominium                                       3             $422,234                     0.17
      -----------------------------------------------------------------------------------------------------------
      Total                                                   1,684         $251,276,658                      100 %
      -----------------------------------------------------------------------------------------------------------
      (1) Treated as real property.



Purpose of Mortgage Loan

                                                      Number of        Aggregate               % of Aggregate
      Description                                     Mortgage Loa     Principal Balanc        Principal Balance
      -----------------------------------------------------------------------------------------------------------
      Refinance (Cash Out)                                    1,152         $169,511,929                    67.46 %
      Purchase                                                  375          $58,371,555                    23.23
      Refinance (Rate/Term)                                     157          $23,393,174                     9.31
      -----------------------------------------------------------------------------------------------------------
      Total                                                   1,684         $251,276,658                      100 %
      -----------------------------------------------------------------------------------------------------------






                                                    CWABS 2003-3


Occupancy Types

                                                      Number of        Aggregate               % of Aggregate
      Occupancy Type                                  Mortgage Loa     Principal Balanc        Principal Balance
      -----------------------------------------------------------------------------------------------------------
      Owner Occupied                                          1,630         $244,172,995                    97.17  %
      Non-owner Occupied                                         42           $5,656,549                     2.25
      Second Home                                                12           $1,447,114                     0.58
      -----------------------------------------------------------------------------------------------------------
      Total                                                   1,684         $251,276,658                      100 %
      -----------------------------------------------------------------------------------------------------------



Document Types

                                                      Number of        Aggregate               % of Aggregate
      Document Type                                   Mortgage Loa     Principal Balanc        Principal Balance
      -----------------------------------------------------------------------------------------------------------
      Full Documentation                                      1,256         $180,426,729                     71.8 %
      Stated                                                    420          $69,918,093                    27.83
      Simple                                                      8             $931,836                     0.37
      -----------------------------------------------------------------------------------------------------------
      Total                                                   1,684         $251,276,658                      100 %
      -----------------------------------------------------------------------------------------------------------



Gross Margin


      Range of                                        Number of        Aggregate               % of Aggregate
      Gross Margins                                   Mortgage Loa     Principal Balanc        Principal Balance
      -----------------------------------------------------------------------------------------------------------
      2.001 - 3.000                                               2             $306,489                     0.18 %
      3.001 - 4.000                                              11           $2,261,518                     1.32
      4.001 - 5.000                                              67          $12,663,777                     7.41
      5.001 - 6.000                                             304          $50,310,865                    29.44
      6.001 - 7.000                                             457          $66,123,335                    38.69
      7.001 - 8.000                                             272          $39,235,209                    22.96
      -----------------------------------------------------------------------------------------------------------
      Total                                                    1113         $170,901,193                      100 %
      -----------------------------------------------------------------------------------------------------------






                                                    CWABS 2003-3


Subsequent Adjustment Date

      Subsequent                                      Number of        Aggregate               % of Aggregate
      Adjustment Date                                 Mortgage Loa     Principal Balanc        Principal Balance
      -----------------------------------------------------------------------------------------------------------
      October-2004                                                1             $232,251                     0.14 %
      January-2005                                                3             $255,494                     0.15
      February-2005                                               4             $608,346                     0.36
      March-2005                                                 14           $1,811,794                     1.06
      April-2005                                                149          $23,279,638                    13.62
      May-2005                                                  135          $22,147,111                    12.96
      June-2005                                                  35           $6,002,073                     3.51
      January-2006                                                1             $237,824                     0.14
      February-2006                                               1             $131,245                     0.08
      March-2006                                                  1              $91,235                     0.05
      April-2006                                                 27           $4,102,339                      2.4
      May-2006                                                  512          $76,676,452                    44.87
      June-2006                                                 230          $35,325,391                    20.67
      -----------------------------------------------------------------------------------------------------------
      Total                                                   1,113         $170,901,193                      100 %
      -----------------------------------------------------------------------------------------------------------



Maxiumum Mortgage Rates


      Range of Maximum                                Number of        Aggregate               % of Aggregate
      Mortgage Rates (%)                              Mortgage Loa     Principal Balanc        Principal Balance
      -----------------------------------------------------------------------------------------------------------
      11.001 - 11.500                                             6           $1,000,418                     0.59 %
      11.501 - 12.000                                            12           $1,936,607                     1.13
      12.001 - 12.500                                            27           $4,545,512                     2.66
      12.501 - 13.000                                            64          $11,886,368                     6.96
      13.001 - 13.500                                           116          $20,295,428                    11.88
      13.501 - 14.000                                           280          $47,868,776                    28.01
      14.001 - 14.500                                           200          $30,446,426                    17.82
      14.501 - 15.000                                           161          $23,171,116                    13.56
      15.001 - 15.500                                           102          $13,555,082                     7.93
      15.501 - 16.000                                            88          $10,814,392                     6.33
      16.001 - 16.500                                            21           $2,549,782                     1.49
      16.501 - 17.000                                            20           $1,893,934                     1.11
      17.000 - 17.500                                             3             $230,513                     0.13
      17.501 - 18.000                                            10             $562,502                     0.33
      18.501 - 19.000                                             1              $54,970                     0.03
      19.001 - 19.500                                             2              $89,367                     0.05
      -----------------------------------------------------------------------------------------------------------
      Total                                                   1,113         $170,901,193                      100 %
      -----------------------------------------------------------------------------------------------------------






                                                    CWABS 2003-3


Initial Periodic Rate Cap


      Initial Periodic                                Number of        Aggregate               % of Aggregate
      Rate Cap ($)                                    Mortgage Loa     Principal Balanc        Principal Balance
      -----------------------------------------------------------------------------------------------------------
      1                                                          21           $3,245,112                      1.9 %
      1.5                                                       844         $128,417,400                    75.14
      2                                                           3             $343,439                      0.2
      3                                                         245          $38,895,242                    22.76
      -----------------------------------------------------------------------------------------------------------
      Total                                                   1,113         $170,901,193                      100 %
      -----------------------------------------------------------------------------------------------------------



Subsequent Periodic Rate Cap


      Subsequent Periodic                             Number of        Aggregate               % of Aggregate
      Rate Cap ($)                                    Mortgage Loa     Principal Balanc        Principal Balance
      -----------------------------------------------------------------------------------------------------------
      1                                                         190          $29,186,710                    17.08 %
      1.5                                                       917         $140,831,737                    82.41
      2.9                                                         1             $197,537                     0.12
      3                                                           5             $685,209                      0.4
      -----------------------------------------------------------------------------------------------------------
      Total                                                   1,113         $170,901,193                      100 %
      -----------------------------------------------------------------------------------------------------------



Minimum Mortgage Rates


      Range of Minimum                                Number of        Aggregate               % of Aggregate
      Mortgage Rates (%)                              Mortgage Loa     Principal Balanc        Principal Balance
      -----------------------------------------------------------------------------------------------------------
      5.000 or Less                                               4             $634,311                     0.37 %
      5.001 - 6.000                                              63          $11,789,348                      6.9
      6.001 - 7.000                                             391          $67,569,751                    39.54
      7.001 - 8.000                                             399          $59,750,457                    34.96
      8.001 - 9.000                                             198          $25,704,568                    15.04
      9.001 - 10.000                                             42           $4,515,405                     2.64
      10.001 - 11.000                                            13             $793,014                     0.46
      11.001 - 12.000                                             3             $144,338                     0.08
      -----------------------------------------------------------------------------------------------------------
      Total                                                    1113         $170,901,192                    99.99 %
      -----------------------------------------------------------------------------------------------------------



                                                    CWABS 2003-3


Summary of Loans in Mortgage Pool
(As of Calculation Date)
                                                                                       Range
                                                                                       -----


Total Number of Mortgage Loans                                            805
Total Outstanding Principal Balance                              $155,172,613
Average Principal Balance                                            $192,761       $11,357 to           $900,819
Weighted Average Mortgage Rate                                          7.58%         5.43% to             15.00%
Net Weighted Average Mortgage Rate                                      6.01%         3.74% to             14.49%
Adjustable Rate Mortgage Loan Characteristics
      Weighted Average Gross Margin                                     7.05%         4.13% to             12.25%
      Weighted Average Maximum Mortgage Rate                           14.61%        11.13% to             19.15%
      Weighted Average Minimum Mortgage Rate                            7.78%         4.13% to             14.55%
      Weighted Average Initial Periodic Rate Cap                        1.87%         1.00% to              3.00%
      Weighted Average Subsequent Periodic Rate Cap                     1.39%         1.00% to              3.00%
Weighted Average Original Term (months)                                   356           120 to                360
Weighted Average Remaining Term (months)                                  341           102 to                346
Weighted Average Loan-to-Value Ratio                                   85.71%         7.00% to            100.00%
Weighted Average FICO Credit Score                                        616



                                                    CWABS 2003-3


Mortgage Loan Programs

                                                      Number of        Aggregate               % of Aggregate
      Description                                     Mortgage Lo      Principal Balan         Principal Balance
      -----------------------------------------------------------------------------------------------------------
      6 Months LIBOR                                              1              $78,253                     0.05 %
      2-Year/28-Year LIBOR                                      187          $28,349,889                    18.27
      3-Year/27-Year LIBOR                                      383          $75,585,194                    48.71
      FIXED 15-Year                                               3             $496,653                     0.32
      FIXED 30-Year - Credit Comeback                             7           $2,105,918                     1.36
      FIXED 30-Year                                             142          $45,119,013                    29.08
      FIXED 10-Year - Second Lien                                 3              $52,992                     0.03
      FIXED 15-Year - Second Lien                                17             $478,477                     0.31
      FIXED 20-Year - Second Lien                                16             $557,818                     0.36
      FIXED 30/15 Balloon                                         1             $263,181                     0.17
      FIXED 30/15 Balloon - Second Lien                          45           $2,085,226                     1.34
      -----------------------------------------------------------------------------------------------------------
      Total                                                     805         $155,172,613                      100 %
      -----------------------------------------------------------------------------------------------------------


Mortgage Loan Principal Balances

      Range of Mortgage Loan                          Number of        Aggregate               % of Aggregate
      Principal Balances ($)                          Mortgage Lo      Principal Balan         Principal Balance
      -----------------------------------------------------------------------------------------------------------
      $0 - $25000                                                30             $548,829                     0.35 %
      $25000.01 - $50000                                         54           $2,016,477                      1.3
      $50000.01 - $75000                                         94           $5,961,567                     3.84
      $75000.01 - $100000                                       109           $9,548,863                     6.15
      $100000.01 - $ 150000                                     156          $19,368,628                    12.48
      $150000.01 - $ 200000                                      83          $13,985,956                     9.01
      $200000.01 - $ 250000                                      29           $6,419,643                     4.14
      $250000.01 - $ 300000                                      28           $7,771,311                     5.01
      $300000.01 - $ 350000                                      67          $22,145,079                    14.27
      $350000.01 - $ 400000                                      70          $26,240,600                    16.91
      $400000.01 - $ 450000                                      38          $16,128,394                    10.39
      $450000.01 - $ 500000                                      25          $11,924,223                     7.68
      $500000.01 - $ 550000                                       8           $4,231,864                     2.73
      $550000.01 - $ 600000                                       8           $4,550,201                     2.93
      $600000.01 - $ 650000                                       1             $646,985                     0.42
      $650000.01 - $ 700000                                       2           $1,353,666                     0.87
      $700000.01 - $ 750000                                       2           $1,429,507                     0.92
      $900000.01 - $ 950000                                       1             $900,819                     0.58
      -----------------------------------------------------------------------------------------------------------
      Total                                                     805         $155,172,613                      100 %
      -----------------------------------------------------------------------------------------------------------






                                                    CWABS 2003-3



Mortgage Rates

      Range of Mortgage                               Number of        Aggregate               % of Aggregate
      Rates (%)                                       Mortgage Lo      Principal Balan         Principal Balance
      -----------------------------------------------------------------------------------------------------------
      5.001 - 5.500                                               1             $123,292                     0.08 %
      5.501 - 6.000                                              25          $10,372,886                     6.68
      6.001 - 6.500                                              65          $23,019,186                    14.83
      6.501 - 7.000                                             106          $33,139,514                    21.36
      7.001 - 7.500                                              76          $20,182,756                    13.01
      7.501 - 8.000                                             118          $23,678,907                    15.26
      8.001 - 8.500                                              85          $13,110,657                     8.45
      8.501 - 9.000                                             106          $14,367,069                     9.26
      9.001 - 9.500                                              61           $6,115,432                     3.94
      9.501 - 10.000                                             59           $4,928,924                     3.18
      10.001 - 10.500                                            21           $2,190,209                     1.41
      10.501 - 11.000                                            37           $1,927,968                     1.24
      11.001 - 11.500                                            18             $928,521                      0.6
      11.501 - 12.000                                            15             $586,044                     0.38
      12.001 - 12.500                                             4             $164,194                     0.11
      12.501 - 13.000                                             1              $84,931                     0.05
      13.001 - 13.500                                             3              $58,280                     0.04
      13.501 - 14.000                                             3             $164,024                     0.11
      14.501 - 15.000                                             1              $29,819                     0.02
      -----------------------------------------------------------------------------------------------------------
      Total                                                     805         $155,172,613                      100 %
      -----------------------------------------------------------------------------------------------------------


Months Remaining to Maturity

      Months Remaining                                Number of        Aggregate               % of Aggregate
      to Maturity                                     Mortgage Lo      Principal Balan         Principal Balance
      -----------------------------------------------------------------------------------------------------------
      1 - 120                                                     3              $52,992                     0.03 %
      121 - 180                                                  66           $3,323,536                     2.14
      181 - 300                                                  16             $557,818                     0.36
      301 - 360                                                 720         $151,238,267                    97.46
      -----------------------------------------------------------------------------------------------------------
      Total                                                     805         $155,172,613                      100 %
      -----------------------------------------------------------------------------------------------------------



Loan-to-Value Ratios


      Range of                                        Number of        Aggregate               % of Aggregate
      Loan-to-Value Ratios (%) (1)                    Mortgage Lo      Principal Balan         Principal Balance
      -----------------------------------------------------------------------------------------------------------
      50.00 or Less                                              11           $1,862,638                      1.2 %
      50.01-55.00                                                 5           $1,674,299                     1.08
      55.01-60.00                                                 8           $2,327,396                      1.5
      60.01-65.00                                                19           $3,821,753                     2.46
      65.01-70.00                                                38           $9,310,776                        6
      70.01-75.00                                                63          $15,082,682                     9.72
      75.01-80.00                                               108          $26,021,015                    16.77
      80.01-85.00                                                70          $14,635,189                     9.43
      85.01-90.00                                                91          $25,154,165                    16.21
      90.01-95.00                                                32           $6,065,927                     3.91
      95.01-100.00                                              360          $49,216,773                    31.72
      -----------------------------------------------------------------------------------------------------------
      Total                                                     805         $155,172,613                      100 %
      -----------------------------------------------------------------------------------------------------------
      (1) Refers to the Loan-to-Value Ratio with respect to any first lien Mortgage Loan and the Combined
      Loan-to-Value Ratio with respect to any second lien mortgage loan.






                                                    CWABS 2003-3


State Distribution of Mortgaged Properties

                                                      Number of        Aggregate               % of Aggregate
      State                                           Mortgage Lo      Principal Balan         Principal Balance
      -----------------------------------------------------------------------------------------------------------
      Alabama                                                    12           $1,314,493                     0.85 %
      Arizona                                                    15           $1,753,052                     1.13
      Arkansas                                                   10           $1,046,192                     0.67
      California                                                174          $54,375,771                    35.04
      Colorado                                                   24           $5,726,999                     3.69
      Connecticut                                                 4             $932,359                      0.6
      Florida                                                    66          $10,577,577                     6.82
      Georgia                                                    41           $6,560,534                     4.23
      Hawaii                                                      4           $1,004,379                     0.65
      Idaho                                                       9             $619,111                      0.4
      Illinois                                                   17           $4,908,147                     3.16
      Indiana                                                    17           $1,244,098                      0.8
      Iowa                                                        6             $450,625                     0.29
      Kansas                                                      5             $571,799                     0.37
      Kentucky                                                    6             $604,546                     0.39
      Louisiana                                                  14           $2,013,371                      1.3
      Maryland                                                    9           $1,387,401                     0.89
      Massachusetts                                              19           $4,794,183                     3.09
      Michigan                                                   51           $5,852,475                     3.77
      Minnesota                                                  15           $2,917,395                     1.88
      Mississippi                                                 8           $1,079,649                      0.7
      Missouri                                                   30           $2,821,256                     1.82
      Nevada                                                     12           $2,113,731                     1.36
      New Hampshire                                               3             $498,195                     0.32
      New Jersey                                                  9           $2,923,735                     1.88
      New Mexico                                                  4           $1,332,306                     0.86
      New York                                                   16           $5,648,759                     3.64
      North Carolina                                             13           $1,583,252                     1.02
      Ohio                                                       19           $2,139,737                     1.38
      Oklahoma                                                    7             $617,904                      0.4
      Oregon                                                     15           $2,412,764                     1.55
      Pennsylvania                                               10           $1,489,594                     0.96
      Rhode Island                                                1              $29,819                     0.02
      South Carolina                                              1              $94,670                     0.06
      Tennessee                                                  21           $2,323,272                      1.5
      Texas                                                      54           $8,403,670                     5.42
      Utah                                                       14           $2,930,978                     1.89
      Virginia                                                    3             $191,199                     0.12
      Washington                                                 33           $6,172,406                     3.98
      West Virginia                                               1             $157,641                      0.1
      Wisconsin                                                  12           $1,194,324                     0.77
      Wyoming                                                     1             $359,246                     0.23
      -----------------------------------------------------------------------------------------------------------
      Total                                                     805         $155,172,613                      100 %
      -----------------------------------------------------------------------------------------------------------






                                                    CWABS 2003-3


Range of FICO Credit Scores

                                                      Number of        Aggregate               % of Aggregate
      Range of Fico Credit Scores                     Mortgage Lo      Principal Balan         Principal Balance
      -----------------------------------------------------------------------------------------------------------
      781 - 800                                                   1              $69,471                     0.04 %
      761 - 780                                                   1              $63,843                     0.04
      741 - 760                                                   6           $1,236,459                      0.8
      721 - 740                                                   8           $1,568,432                     1.01
      701 - 720                                                   6           $2,113,859                     1.36
      681 - 700                                                  18           $4,285,147                     2.76
      661 - 680                                                  66          $12,010,616                     7.74
      641 - 660                                                  88          $17,971,044                    11.58
      621 - 640                                                 153          $31,391,718                    20.23
      601 - 620                                                 141          $30,221,090                    19.48
      581 - 600                                                 143          $28,414,544                    18.31
      561 - 580                                                  65          $11,445,213                     7.38
      541 - 560                                                  55           $8,201,388                     5.29
      521 - 540                                                  36           $3,861,402                     2.49
      501 - 520                                                  15           $2,074,932                     1.34
      500 or Less                                                 1              $99,145                     0.06
      Not Available                                               2             $144,310                     0.09
      -----------------------------------------------------------------------------------------------------------
      Total                                                     805         $155,172,613                      100 %
      -----------------------------------------------------------------------------------------------------------



Types of Mortgaged Properties

                                                      Number of        Aggregate               % of Aggregate
      Description                                     Mortgage Lo      Principal Balan         Principal Balance
      -----------------------------------------------------------------------------------------------------------
      Single Family Residence                                   624         $119,110,096                    76.76 %
      Planned Unit Development                                  100          $25,045,884                    16.14
      Low Rise Condominium                                       45           $6,954,171                     4.48
      Manufactured Housing (1)                                   29           $2,954,026                      1.9
      2 - 4 Family Residence                                      5             $701,909                     0.45
      High Rise Condominium                                       2             $406,527                     0.26
      -----------------------------------------------------------------------------------------------------------
      Total                                                     805         $155,172,613                      100 %
      -----------------------------------------------------------------------------------------------------------
      (1) Treated as real property.



Purpose of Mortgage Loan

                                                      Number of        Aggregate               % of Aggregate
      Description                                     Mortgage Lo      Principal Balan         Principal Balance
      -----------------------------------------------------------------------------------------------------------
      Refinance (Cash Out)                                      368          $85,152,553                    54.88 %
      Purchase                                                  382          $57,563,645                     37.1
      Refinance (Rate/Term)                                      55          $12,456,415                     8.03
      -----------------------------------------------------------------------------------------------------------
      Total                                                     805         $155,172,613                      100 %
      -----------------------------------------------------------------------------------------------------------






                                                    CWABS 2003-3


Occupancy Types

                                                      Number of        Aggregate               % of Aggregate
      Occupancy Type                                  Mortgage Lo      Principal Balan         Principal Balance
      -----------------------------------------------------------------------------------------------------------
      Owner Occupied                                            790         $153,420,357                    98.87 %
      Non-owner Occupied                                         10             $694,491                     0.45
      Second Home                                                 5           $1,057,764                     0.68
      -----------------------------------------------------------------------------------------------------------
      Total                                                     805         $155,172,612                      100 %
      -----------------------------------------------------------------------------------------------------------



Document Types

                                                      Number of        Aggregate               % of Aggregate
      Document Type                                   Mortgage Lo      Principal Balan         Principal Balance
      -----------------------------------------------------------------------------------------------------------
      Full Documentation                                        691         $122,311,657                    78.82 %
      Stated                                                    111          $32,485,757                    20.94
      Simple                                                      3             $375,199                     0.24
      -----------------------------------------------------------------------------------------------------------
      Total                                                     805         $155,172,613                      100 %
      -----------------------------------------------------------------------------------------------------------



Gross Margin

      Range of                                        Number of        Aggregate               % of Aggregate
      Gross Margins                                   Mortgage Lo      Principal Balan         Principal Balance
      -----------------------------------------------------------------------------------------------------------
      4.001 - 5.000                                              15           $6,349,689                      6.1 %
      5.001 - 6.000                                              57          $17,059,917                     16.4
      6.001 - 7.000                                             135          $31,842,582                    30.61
      7.001 - 8.000                                             164          $27,027,736                    25.98
      8.001 - 9.000                                             133          $15,997,737                    15.38
      9.001 - 10.000                                             37           $3,265,345                     3.14
      10.001 - 11.000                                            22           $1,854,598                     1.78
      11.001 - 12.000                                             7             $553,465                     0.53
      12.001 - 13.000                                             1              $62,267                     0.06
      -----------------------------------------------------------------------------------------------------------
      Total                                                     571         $104,013,336                      100 %
      -----------------------------------------------------------------------------------------------------------






                                                   CWABS 2003-3


Subsequent Adjustment Date


      Subsequent                                      Number of        Aggregate               % of Aggregate
      Adjustment Date                                 Mortgage Lo      Principal Balan         Principal Balance
      -----------------------------------------------------------------------------------------------------------
      September-2004                                              1              $58,207                     0.06 %
      October-2004                                                3             $574,870                     0.55
      December-2004                                               3             $144,243                     0.14
      February-2005                                               3             $390,339                     0.38
      March-2005                                                  8           $1,141,494                      1.1
      April-2005                                                 94          $13,843,851                    13.31
      May-2005                                                   69          $11,044,353                    10.62
      June-2005                                                   7           $1,230,786                     1.18
      August-2005                                                 1             $167,701                     0.16
      December-2005                                               1              $34,292                     0.03
      March-2006                                                  3             $667,404                     0.64
      April-2006                                                 28           $4,062,691                     3.91
      May-2006                                                  224          $45,676,478                    43.91
      June-2006                                                 126          $24,976,628                    24.01
      -----------------------------------------------------------------------------------------------------------
      Total                                                     571         $104,013,336                      100 %
      -----------------------------------------------------------------------------------------------------------



Maxiumum Mortgage Rates


      Range of Maximum                                Number of        Aggregate               % of Aggregate
      Mortgage Rates (%)                              Mortgage Lo      Principal Balan         Principal Balance
      -----------------------------------------------------------------------------------------------------------
      11.001 - 11.500                                             1             $487,000                     0.47 %
      11.501 - 12.000                                             1             $148,150                     0.14
      12.001 - 12.500                                             7           $2,064,310                     1.98
      12.501 - 13.000                                            16           $6,177,571                     5.94
      13.001 - 13.500                                            36          $11,732,891                    11.28
      13.501 - 14.000                                            69          $16,539,065                     15.9
      14.001 - 14.500                                            70          $14,584,184                    14.02
      14.501 - 15.000                                            99          $18,477,945                    17.76
      15.001 - 15.500                                            85          $11,008,782                    10.58
      15.501 - 16.000                                            42           $4,575,366                      4.4
      16.001 - 16.500                                            33           $3,180,844                     3.06
      16.501 - 17.000                                            14           $1,334,450                     1.28
      17.000 - 17.500                                             9             $967,669                     0.93
      17.501 - 18.000                                             9             $554,172                     0.53
      18.501 - 19.000                                             3             $140,730                     0.14
      19.001 - 19.500                                             1              $24,336                     0.02
      -----------------------------------------------------------------------------------------------------------
      Total                                                     571         $104,013,336                      100 %
      -----------------------------------------------------------------------------------------------------------






                                                    CWABS 2003-3




Initial Periodic Rate Cap


      Initial Periodic                                Number of        Aggregate               % of Aggregate
      Rate Cap (%)                                    Mortgage Lo      Principal Balan         Principal Balance
      -----------------------------------------------------------------------------------------------------------
      1                                                           8           $1,016,981                     0.98 %
      1.5                                                       395          $76,285,297                    73.34
      2                                                           5             $642,017                     0.62
      3                                                         163          $26,069,041                    25.06
      -----------------------------------------------------------------------------------------------------------
      Total                                                     571         $104,013,336                      100 %
      -----------------------------------------------------------------------------------------------------------



Subsequent Periodic Rate Cap


      Subsequent Periodic                             Number of        Aggregate               % of Aggregate
      Rate Cap (%)                                    Mortgage Lo      Principal Balan         Principal Balance
      -----------------------------------------------------------------------------------------------------------
      1                                                         160          $23,087,551                     22.2 %
      1.375                                                       1             $225,162                     0.22
      1.5                                                       409          $80,547,426                    77.44
      3                                                           1             $153,197                     0.15
      -----------------------------------------------------------------------------------------------------------
      Total                                                     571         $104,013,336                      100 %
      -----------------------------------------------------------------------------------------------------------



Minimum Mortgage Rates


      Range of Minimum                                Number of        Aggregate               % of Aggregate
      Mortgage Rates (%)                              Mortgage Lo      Principal Balan         Principal Balance
      -----------------------------------------------------------------------------------------------------------
      5.000 or Less                                               1             $723,663                      0.7 %
      5.001 - 6.000                                              13           $5,221,092                     5.02
      6.001 - 7.000                                              84          $24,763,705                    23.81
      7.001 - 8.000                                             164          $34,300,848                    32.98
      8.001 - 9.000                                             178          $26,198,818                    25.19
      9.001 - 10.000                                             91           $9,496,743                     9.13
      10.001 - 11.000                                            26           $2,525,035                     2.43
      11.001 - 12.000                                            11             $660,611                     0.64
      12.001 - 13.000                                             2              $58,628                     0.06
      14.001 - 15.000                                             1              $64,195                     0.06
      -----------------------------------------------------------------------------------------------------------
      Total                                                     571         $104,013,336                      100 %
      -----------------------------------------------------------------------------------------------------------


                                   EXHIBIT 2


      THE                                                                                       Distribution Date:         8/25/04
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286
                                                       Countrywide Home Loans
Officer:        Courtney Bartholomew
                212-815-3236                         Asset Backed Certificates
Associate:      AnnMarie Cassano
                212-815-8318                              Series 2003-03



                                        Certificateholder Monthly Distribution Summary

-----------------------------------------------------------------------------------------------------------------------------
                                               Certificate                        Pass
                                  Class           Rate          Beginning       Through        Principal       Interest
     Class         Cusip       Description        Type           Balance        Rate (%)     Distribution    Distribution
-----------------------------------------------------------------------------------------------------------------------------

      1A1        126671C53        Senior       Fix-Act/360      14,666,619.54         1.590     9,104,622.34      19,433.27
      1A2        126671C61        Senior       Fix-30/360       10,933,000.00         1.810             0.00      16,490.61
      1A3        126671C79        Senior       Fix-30/360       39,918,000.00         2.258             0.00      75,112.37
      1A4        126671C87        Senior       Fix-30/360       16,671,000.00         3.265             0.00      45,359.01
      1A5        126671C95        Senior       Fix-30/360       18,080,000.00         4.230             0.00      63,732.00
      1A6        126671D29        Senior       Fix-30/360       19,000,000.00         3.545             0.00      56,129.17
      2A1        126671D37        Senior       Fix-Act/360               0.00         1.570             0.00           0.00
      2A2        126671D45        Senior       Fix-Act/360     223,045,381.12         1.750    16,970,826.76     325,274.51
      3A         126671D52        Senior       Fix-Act/360     136,976,790.27         1.720     8,355,385.81     196,333.40
       P         126671E69        Senior       Fix-30/360              100.00         0.000             0.00     673,612.92
       C         126671E51       Strip IO      Fix-30/360      572,250,791.63         0.000             0.00   1,742,254.60
      AR         126671E77        Senior       Fix-30/360                0.00         0.000             0.00           0.00

-----------------------------------------------------------------------------------------------------------------------------

      M1         126671D60      Mezzanine      Fix-Act/360      33,200,000.00         2.150             0.00      59,483.33
      M2         126671D78      Mezzanine      Fix-Act/360      10,375,000.00         2.250             0.00      19,453.12
      M3         126671D86      Mezzanine      Fix-Act/360      12,450,000.00         2.650             0.00      27,493.75
      M4         126671D94      Mezzanine      Fix-Act/360       8,300,000.00         2.850             0.00      19,712.50
      M5         126671E28      Mezzanine      Fix-Act/360       8,300,000.00         3.200             0.00      22,133.33
      M6         126671E36      Mezzanine      Fix-Act/360       6,225,000.00         4.350             0.00      22,565.62
       B         126671E44        Junior       Fix-Act/360       8,300,000.00         4.950             0.00      34,237.50

-----------------------------------------------------------------------------------------------------------------------------

    Totals                                                     566,440,890.93                  34,430,834.91   3,418,811.03

-----------------------------------------------------------------------------------------------------------------------------


                              Certificateholder Monthly Distribution Summary

----------------------------------------------------------------------------------------------------------
                                                   Current                               Cumulative
                                     Total         Realized               Ending          Realized
     Class         Cusip         Distribution       Losses                Balance          Losses
----------------------------------------------------------------------------------------------------------

      1A1        126671C53          9,124,055.61          0.00           5,561,997.21              0.00
      1A2        126671C61             16,490.61          0.00          10,933,000.00              0.00
      1A3        126671C79             75,112.37          0.00          39,918,000.00              0.00
      1A4        126671C87             45,359.01          0.00          16,671,000.00              0.00
      1A5        126671C95             63,732.00          0.00          18,080,000.00              0.00
      1A6        126671D29             56,129.17          0.00          19,000,000.00              0.00
      2A1        126671D37                  0.00          0.00                   0.00              0.00
      2A2        126671D45         17,296,101.27          0.00         206,074,554.36              0.00
      3A         126671D52          8,551,719.20          0.00         128,621,404.46              0.00
       P         126671E69            673,612.92          0.00                 100.00              0.00
       C         126671E51          1,742,254.60          0.00         537,819,956.73              0.00
      AR         126671E77                  0.00          0.00                   0.00              0.00

----------------------------------------------------------------------------------------------------------

      M1         126671D60             59,483.33          0.00          33,200,000.00              0.00
      M2         126671D78             19,453.12          0.00          10,375,000.00              0.00
      M3         126671D86             27,493.75          0.00          12,450,000.00              0.00
      M4         126671D94             19,712.50          0.00           8,300,000.00              0.00
      M5         126671E28             22,133.33          0.00           8,300,000.00              0.00
      M6         126671E36             22,565.62          0.00           6,225,000.00              0.00
       B         126671E44             34,237.50          0.00           8,300,000.00              0.00

----------------------------------------------------------------------------------------------------------

    Totals                         37,849,645.93          0.00         532,010,056.03              0.00

----------------------------------------------------------------------------------------------------------


For Class C the interest distribution of $1,742,254.60 includes the following amounts:
$1.27 investment earnings for the fixed carryover reserve fund and $1,742,253.33 monthly interest distribution.


      THE                                                                                       Distribution Date:         8/25/04
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286
                                                       Countrywide Home Loans
Officer:        Courtney Bartholomew
                212-815-3236                         Asset Backed Certificates
Associate:      AnnMarie Cassano
                212-815-8318                              Series 2003-03



                                             Principal Distribution Detail

----------------------------------------------------------------------------------------------------------------------
                                   Original         Beginning       Scheduled                        Unscheduled
                                 Certificate       Certificate      Principal        Accretion        Principal
     Class          Cusip          Balance           Balance       Distribution      Principal       Adjustments
----------------------------------------------------------------------------------------------------------------------

      1A1         126671C53        65,448,000.00    14,666,619.54    9,104,622.34                0             0.00
      1A2         126671C61        10,933,000.00    10,933,000.00            0.00                0             0.00
      1A3         126671C79        39,918,000.00    39,918,000.00            0.00                0             0.00
      1A4         126671C87        16,671,000.00    16,671,000.00            0.00                0             0.00
      1A5         126671C95        18,080,000.00    18,080,000.00            0.00                0             0.00
      1A6         126671D29        19,000,000.00    19,000,000.00            0.00                0             0.00
      2A1         126671D37       105,000,000.00             0.00            0.00                0             0.00
      2A2         126671D45       253,000,000.00   223,045,381.12   16,970,826.76                0             0.00
      3A          126671D52       214,800,000.00   136,976,790.27    8,355,385.81                0             0.00
       P          126671E69               100.00           100.00            0.00                0             0.00
       C          126671E51       830,000,100.00   572,250,791.63            0.00                0             0.00
      AR          126671E77               100.00             0.00            0.00                0             0.00

----------------------------------------------------------------------------------------------------------------------

      M1          126671D60        33,200,000.00    33,200,000.00            0.00                0             0.00
      M2          126671D78        10,375,000.00    10,375,000.00            0.00                0             0.00
      M3          126671D86        12,450,000.00    12,450,000.00            0.00                0             0.00
      M4          126671D94         8,300,000.00     8,300,000.00            0.00                0             0.00
      M5          126671E28         8,300,000.00     8,300,000.00            0.00                0             0.00
      M6          126671E36         6,225,000.00     6,225,000.00            0.00                0             0.00
       B          126671E44         8,300,000.00     8,300,000.00            0.00                0             0.00

----------------------------------------------------------------------------------------------------------------------

    Totals                        830,000,200.00   566,440,890.93   34,430,834.91                0             0.00

----------------------------------------------------------------------------------------------------------------------


                                       Principal Distribution Detail

----------------------------------------------------------------------------------------------------------
                                       Net           Current          Ending             Ending
                                    Principal        Realized       Certificate        Certificate
     Class          Cusip         Distribution        Losses          Balance            Factor
----------------------------------------------------------------------------------------------------------

      1A1         126671C53          9,104,622.34            0.00     5,561,997.21        0.08498345567
      1A2         126671C61                  0.00            0.00    10,933,000.00        1.00000000000
      1A3         126671C79                  0.00            0.00    39,918,000.00        1.00000000000
      1A4         126671C87                  0.00            0.00    16,671,000.00        1.00000000000
      1A5         126671C95                  0.00            0.00    18,080,000.00        1.00000000000
      1A6         126671D29                  0.00            0.00    19,000,000.00        1.00000000000
      2A1         126671D37                  0.00            0.00             0.00        0.00000000000
      2A2         126671D45         16,970,826.76            0.00   206,074,554.36        0.81452393028
      3A          126671D52          8,355,385.81            0.00   128,621,404.46        0.59879611016
       P          126671E69                  0.00            0.00           100.00        1.00000000000
       C          126671E51                  0.00            0.00   537,819,956.73        0.64797577341
      AR          126671E77                  0.00            0.00             0.00        0.00000000000

----------------------------------------------------------------------------------------------------------

      M1          126671D60                  0.00            0.00    33,200,000.00        1.00000000000
      M2          126671D78                  0.00            0.00    10,375,000.00        1.00000000000
      M3          126671D86                  0.00            0.00    12,450,000.00        1.00000000000
      M4          126671D94                  0.00            0.00     8,300,000.00        1.00000000000
      M5          126671E28                  0.00            0.00     8,300,000.00        1.00000000000
      M6          126671E36                  0.00            0.00     6,225,000.00        1.00000000000
       B          126671E44                  0.00            0.00     8,300,000.00        1.00000000000

----------------------------------------------------------------------------------------------------------

    Totals                          34,430,834.91            0.00   532,010,056.03

----------------------------------------------------------------------------------------------------------



      THE                                                                                       Distribution Date:         8/25/04
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286
                                                       Countrywide Home Loans
Officer:        Courtney Bartholomew
                212-815-3236                         Asset Backed Certificates
Associate:      AnnMarie Cassano
                212-815-8318                              Series 2003-03



                                           Interest Distribution Detail

-----------------------------------------------------------------------------------------------------------------
                     Beginning            Pass            Accrued          Cumulative
                    Certificate         Through           Optimal            Unpaid             Deferred
     Class            Balance           Rate (%)          Interest          Interest            Interest
-----------------------------------------------------------------------------------------------------------------

      1A1             14,666,619.54          1.590000         19,433.27               0.00                0.00
      1A2             10,933,000.00          1.810000         16,490.61               0.00                0.00
      1A3             39,918,000.00          2.258000         75,112.37               0.00                0.00
      1A4             16,671,000.00          3.265000         45,359.01               0.00                0.00
      1A5             18,080,000.00          4.230000         63,732.00               0.00                0.00
      1A6             19,000,000.00          3.545000         56,129.17               0.00                0.00
      2A1                      0.00          1.570000              0.00               0.00                0.00
      2A2            223,045,381.12          1.750000        325,274.51               0.00                0.00
       3A            136,976,790.27          1.720000        196,333.40               0.00                0.00
       P                     100.00          0.000000              0.00               0.00                0.00
       C             572,250,791.63          0.000000              0.00               0.00                0.00
       AR                      0.00          0.000000              0.00               0.00                0.00

-----------------------------------------------------------------------------------------------------------------

       M1             33,200,000.00          2.150000         59,483.33               0.00                0.00
       M2             10,375,000.00          2.250000         19,453.13               0.00                0.00
       M3             12,450,000.00          2.650000         27,493.75               0.00                0.00
       M4              8,300,000.00          2.850000         19,712.50               0.00                0.00
       M5              8,300,000.00          3.200000         22,133.33               0.00                0.00
       M6              6,225,000.00          4.350000         22,565.63               0.00                0.00
       B               8,300,000.00          4.950000         34,237.50               0.00                0.00

-----------------------------------------------------------------------------------------------------------------

     Totals          566,440,890.93                        1,002,943.51               0.00                0.00

-----------------------------------------------------------------------------------------------------------------


                                  Interest Distribution Detail

-----------------------------------------------------------------------------------------------
                     Total             Net            Unscheduled
                    Interest        Prepayment          Interest             Interest
     Class            Due         Int Shortfall        Adjustment              Paid
-----------------------------------------------------------------------------------------------

      1A1              19,433.27              0.00                0.00             19,433.27
      1A2              16,490.61              0.00                0.00             16,490.61
      1A3              75,112.37              0.00                0.00             75,112.37
      1A4              45,359.01              0.00                0.00             45,359.01
      1A5              63,732.00              0.00                0.00             63,732.00
      1A6              56,129.17              0.00                0.00             56,129.17
      2A1                   0.00              0.00                0.00                  0.00
      2A2             325,274.51              0.00                0.00            325,274.51
       3A             196,333.40              0.00                0.00            196,333.40
       P                    0.00              0.00                0.00            673,612.92
       C                    0.00              0.00                0.00          1,742,254.60
       AR                   0.00              0.00                0.00                  0.00

-----------------------------------------------------------------------------------------------

       M1              59,483.33              0.00                0.00             59,483.33
       M2              19,453.13              0.00                0.00             19,453.12
       M3              27,493.75              0.00                0.00             27,493.75
       M4              19,712.50              0.00                0.00             19,712.50
       M5              22,133.33              0.00                0.00             22,133.33
       M6              22,565.63              0.00                0.00             22,565.62
       B               34,237.50              0.00                0.00             34,237.50

-----------------------------------------------------------------------------------------------

     Totals         1,002,943.51              0.00                0.00          3,418,811.03

-----------------------------------------------------------------------------------------------



      THE                                                                                       Distribution Date:         8/25/04
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286
                                                       Countrywide Home Loans
Officer:        Courtney Bartholomew
                212-815-3236                         Asset Backed Certificates
Associate:      AnnMarie Cassano
                212-815-8318                              Series 2003-03




                                           Current Payment Information
                                                Factors per $1,000

-----------------------------------------------------------------------------------------------------------------
                                               Original             Beginning Cert.
                                              Certificate               Notional              Principal
      Class               Cusip                 Balance                 Balance              Distribution
-----------------------------------------------------------------------------------------------------------------

       1A1              126671C53                  65,448,000.00           224.095763731         139.112308064
       1A2              126671C61                  10,933,000.00         1,000.000000000           0.000000000
       1A3              126671C79                  39,918,000.00         1,000.000000000           0.000000000
       1A4              126671C87                  16,671,000.00         1,000.000000000           0.000000000
       1A5              126671C95                  18,080,000.00         1,000.000000000           0.000000000
       1A6              126671D29                  19,000,000.00         1,000.000000000           0.000000000
       2A1              126671D37                 105,000,000.00             0.000000000           0.000000000
       2A2              126671D45                 253,000,000.00           881.602296909          67.078366625
        3A              126671D52                 214,800,000.00           637.694554318          38.898444160
        P               126671E69                         100.00         1,000.000000000           0.000000000
        C               126671E51                 830,000,100.00           689.458702029           0.000000000
        AR              126671E77                         100.00             0.000000000           0.000000000

-----------------------------------------------------------------------------------------------------------------

        M1              126671D60                  33,200,000.00         1,000.000000000           0.000000000
        M2              126671D78                  10,375,000.00         1,000.000000000           0.000000000
        M3              126671D86                  12,450,000.00         1,000.000000000           0.000000000
        M4              126671D94                   8,300,000.00         1,000.000000000           0.000000000
        M5              126671E28                   8,300,000.00         1,000.000000000           0.000000000
        M6              126671E36                   6,225,000.00         1,000.000000000           0.000000000
        B               126671E44                   8,300,000.00         1,000.000000000           0.000000000

-----------------------------------------------------------------------------------------------------------------

      Totals                                      830,000,200.00           682.458740287          41.482923631

-----------------------------------------------------------------------------------------------------------------


                                               Current Payment Information
                                                    Factors per $1,000

-------------------------------------------------------------------------------------------------------------------------
                                                                          Ending Cert.                 Pass
                                                   Interest                 Notional                  Through
      Class               Cusip                  Distribution                Balance                 Rate (%)
-------------------------------------------------------------------------------------------------------------------------

       1A1              126671C53                        0.296926887             84.983455667                 1.590000
       1A2              126671C61                        1.508333333          1,000.000000000                 1.810000
       1A3              126671C79                        1.881666667          1,000.000000000                 2.258000
       1A4              126671C87                        2.720833333          1,000.000000000                 3.265000
       1A5              126671C95                        3.525000000          1,000.000000000                 4.230000
       1A6              126671D29                        2.954166667          1,000.000000000                 3.545000
       2A1              126671D37                        0.000000000              0.000000000                 1.570000
       2A2              126671D45                        1.285670016            814.523930283                 1.750000
        3A              126671D52                        0.914028861            598.796110157                 1.720000
        P               126671E69                6,736,129.199999999          1,000.000000000                 0.000000
        C               126671E51                        2.099101672            647.975773413                 0.000000
        AR              126671E77                        0.000000000              0.000000000                 0.000000

-------------------------------------------------------------------------------------------------------------------------

        M1              126671D60                        1.791666667          1,000.000000000                 2.150000
        M2              126671D78                        1.875000000          1,000.000000000                 2.250000
        M3              126671D86                        2.208333333          1,000.000000000                 2.650000
        M4              126671D94                        2.375000000          1,000.000000000                 2.850000
        M5              126671E28                        2.666666667          1,000.000000000                 3.200000
        M6              126671E36                        3.625000000          1,000.000000000                 4.350000
        B               126671E44                        4.125000000          1,000.000000000                 4.950000

-------------------------------------------------------------------------------------------------------------------------

      Totals                                             4.119048441            640.975816668

-------------------------------------------------------------------------------------------------------------------------


      THE
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286
                                                       Countrywide Home Loans
Officer:        Courtney Bartholomew
                212-815-3236                         Asset Backed Certificates
Associate:      AnnMarie Cassano
                212-815-8318                              Series 2003-03



-----------------------------------------------------------------------
Pool Level Data

Distribution Date                                            8/25/04
Cut-off Date                                                 6/ 1/03
Determination Date                                           8/ 1/04
Accrual Period 30/360                     Begin              7/ 1/04
                                          End                8/ 1/04
Number of Days in 30/360 Accrual Period                           30

Accrual Period Actual Days                Begin              7/26/04
                                          End                8/25/04
Number of Days in Actual Accrual Period                           30

-----------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------
                         Collateral Information                                       Group 1                        Group 2
----------------------------------------------------------------------------------------------------------------------------------


Cut-Off Date Balance                                                                    190,000,395.72           400,000,032.72

Beginning Aggregate Pool Stated Principal Balance                                       140,470,291.24           268,241,728.48
Ending Aggregate Pool Stated Principal Balance                                          131,370,685.71           251,276,657.95

Beginning Aggregate Certificate Stated Principal Balance                                566,440,890.93           566,440,890.93
Ending Aggregate Certificate Stated Principal Balance                                   532,010,056.03           532,010,056.03

Beginning Aggregate Loan Count                                                                     927                     1785
Loans Paid Off or Otherwise Removed Pursuant to PSA                                                 54                      101
Ending Aggregate Loan Count                                                                        873                     1684

Beginning Weighted Average Loan Rate (WAC)                                                   7.279185%                7.292853%
Ending Weighted Average Loan Rate (WAC)                                                      7.274049%                7.296774%

Beginning Net Weighted Average Loan Rate                                                     5.713181%                5.719688%
Ending Net Weighted Average Loan Rate                                                        5.703466%                5.725541%

Weighted Average Maturity (WAM) (Months)                                                           328                      339

Servicer Advances                                                                            67,212.18               174,115.41

Aggregate Pool Prepayment                                                                 8,950,566.48            16,423,316.67
Pool Prepayment Rate (CPR)                                                                     54.6581                  53.8279

----------------------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------------
                         Collateral Information                                           Group 3                   Total
----------------------------------------------------------------------------------------------------------------------------------


Cut-Off Date Balance                                                                  239,999,004.43            829,999,432.87

Beginning Aggregate Pool Stated Principal Balance                                     163,538,771.91            572,250,791.63
Ending Aggregate Pool Stated Principal Balance                                        155,172,613.07            537,819,956.73

Beginning Aggregate Certificate Stated Principal Balance                              566,440,890.93          1,699,322,672.79
Ending Aggregate Certificate Stated Principal Balance                                 532,010,056.03          1,596,030,168.09

Beginning Aggregate Loan Count                                                                   850                      3562
Loans Paid Off or Otherwise Removed Pursuant to PSA                                               45                       200
Ending Aggregate Loan Count                                                                      805                      3362

Beginning Weighted Average Loan Rate (WAC)                                                 7.584076%                 7.372724%
Ending Weighted Average Loan Rate (WAC)                                                    7.579779%                 7.372876%

Beginning Net Weighted Average Loan Rate                                                   5.992537%                 5.796066%
Ending Net Weighted Average Loan Rate                                                      5.989338%                 5.796260%

Weighted Average Maturity (WAM) (Months)                                                         341                       337

Servicer Advances                                                                         145,687.71                387,015.30

Aggregate Pool Prepayment                                                               8,176,752.15             33,550,635.30
Pool Prepayment Rate (CPR)                                                                   46.2186                   51.9741

----------------------------------------------------------------------------------------------------------------------------------


      THE
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286
                                                       Countrywide Home Loans
Officer:        Courtney Bartholomew
                212-815-3236                         Asset Backed Certificates
Associate:      AnnMarie Cassano
                212-815-8318                              Series 2003-03



------------------------------------------------------------------------------------------------------------------
        Delinquency Information                            Group 1                              Group 2
------------------------------------------------------------------------------------------------------------------
30-59 Days          Balance                   3,606,583.09         2.745348%        13,937,309.18     5.546599%
                    # of loans                          32         3.665521%                   87     5.166271%

60-89 Days          Balance                   1,981,418.59         1.508265%         2,783,907.22     1.107905%
                    # of loans                          16         1.832761%                   21     1.247031%

90+ Days            Balance                   3,004,859.28         2.287313%         6,717,447.69     2.673327%
                    # of loans                          21         2.405498%                   51     3.028504%

------------------------------                ------------------------------        ---------------------------
Total               Balance                   8,592,860.96         6.540927%        23,438,664.09     9.327832%
                    # of loans                          69         7.903780%                  159     9.441805%
------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------
        Delinquency Information                                Group 3                               Total
------------------------------------------------------------------------------------------------------------------------
30-59 Days          Balance                       6,494,207.67        4.185151%       24,038,099.94         4.469544%
                    # of loans                              41        5.093168%                 160         4.759072%

60-89 Days          Balance                       3,409,163.57        2.197014%        8,174,489.38         1.519930%
                    # of loans                              19        2.360248%                  56         1.665675%

90+ Days            Balance                       8,184,390.30        5.274378%       17,906,697.27         3.329497%
                    # of loans                              53        6.583851%                 125         3.718025%

------------------------------                   ------------------------------       -------------------------------
Total               Balance                      18,087,761.54       11.656542%       50,119,286.59         9.318971%
                    # of loans                             113       14.037267%                 341        10.142772%
------------------------------------------------------------------------------------------------------------------------




------------------------------------------------------------------------------------------------------------------
        Foreclosure Information                            Group 1                          Group 2
------------------------------------------------------------------------------------------------------------------
30-59 Days          Balance                           0.00         0.000000%       0.00               0.000000%
                    # of loans                           0         0.000000%          0               0.000000%

60-89 Days          Balance                           0.00         0.000000%       0.00               0.000000%
                    # of loans                           0         0.000000%          0               0.000000%

90+ Days            Balance                           0.00         0.000000%       0.00               0.000000%
                    # of loans                           0         0.000000%          0               0.000000%

Total               Balance                           0.00         0.000000%       0.00               0.000000%
                    # of loans                           0         0.000000%          0               0.000000%

------------------------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------------
        Foreclosure Information                                    Group 3                            Total
----------------------------------------------------------------------------------------------------------------------------
30-59 Days          Balance                                   0.00        0.000000%       0.00                  0.000000%
                    # of loans                                   0        0.000000%          0                  0.000000%

60-89 Days          Balance                                   0.00        0.000000%       0.00                  0.000000%
                    # of loans                                   0        0.000000%          0                  0.000000%

90+ Days            Balance                                   0.00        0.000000%       0.00                  0.000000%
                    # of loans                                   0        0.000000%          0                  0.000000%

Total               Balance                                   0.00        0.000000%       0.00                  0.000000%
                    # of loans                                   0        0.000000%          0                  0.000000%

----------------------------------------------------------------------------------------------------------------------------


      THE
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286
                                                       Countrywide Home Loans
Officer:        Courtney Bartholomew
                212-815-3236                         Asset Backed Certificates
Associate:      AnnMarie Cassano
                212-815-8318                              Series 2003-03



------------------------------------------------------------------------------------------------------------------
         Bankruptcy Information                         Group 1                             Group 2
------------------------------------------------------------------------------------------------------------------
30-59 Days          Balance                     0.00               0.000000%        0.00              0.000000%
                    # of loans                     0               0.000000%           0              0.000000%

60-89 Days          Balance                     0.00               0.000000%        0.00              0.000000%
                    # of loans                     0               0.000000%           0              0.000000%

90+ Days            Balance                     0.00               0.000000%        0.00              0.000000%
                    # of loans                     0               0.000000%           0              0.000000%

------------------------------                  ----------------------------        ---------------------------
Total               Balance                     0.00               0.000000%        0.00              0.000000%
                    # of loans                     0               0.000000%           0              0.000000%
------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------
         Bankruptcy Information                         Group 3                             Total
------------------------------------------------------------------------------------------------------------------
30-59 Days          Balance                     0.00              0.000000%         0.00             0.000000%
                    # of loans                     0              0.000000%            0             0.000000%

60-89 Days          Balance                     0.00              0.000000%         0.00             0.000000%
                    # of loans                     0              0.000000%            0             0.000000%

90+ Days            Balance                     0.00              0.000000%         0.00             0.000000%
                    # of loans                     0              0.000000%            0             0.000000%

------------------------------                  ---------------------------         --------------------------
Total               Balance                     0.00              0.000000%         0.00             0.000000%
                    # of loans                     0              0.000000%            0             0.000000%
------------------------------------------------------------------------------------------------------------------



------------------------------------------------------------------------------------------------------------------
             REO Information                            Group 1                            Group 2
------------------------------------------------------------------------------------------------------------------
30-59 Days          Balance                     0.00               0.000000%        0.00              0.000000%
                    # of loans                     0               0.000000%           0              0.000000%

60-89 Days          Balance                     0.00               0.000000%        0.00              0.000000%
                    # of loans                     0               0.000000%           0              0.000000%

90+ Days            Balance                     0.00               0.000000%        0.00              0.000000%
                    # of loans                     0               0.000000%           0              0.000000%

------------------------------                  ----------------------------        ---------------------------
Total               Balance                     0.00               0.000000%        0.00              0.000000%
                    # of loans                     0               0.000000%           0              0.000000%


------------------------------------------------------------------------------------------------------------------
             REO Information                          Group 3                             Total
------------------------------------------------------------------------------------------------------------------
30-59 Days          Balance                     0.00              0.000000%         0.00             0.000000%
                    # of loans                     0              0.000000%            0             0.000000%

60-89 Days          Balance                     0.00              0.000000%         0.00             0.000000%
                    # of loans                     0              0.000000%            0             0.000000%

90+ Days            Balance                     0.00              0.000000%         0.00             0.000000%
                    # of loans                     0              0.000000%            0             0.000000%

------------------------------                  ---------------------------         --------------------------
Total               Balance                     0.00              0.000000%         0.00             0.000000%
                    # of loans                     0              0.000000%            0             0.000000%
------------------------------------------------------------------------------------------------------------------


      THE
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286
                                                       Countrywide Home Loans
Officer:        Courtney Bartholomew
                212-815-3236                         Asset Backed Certificates
Associate:      AnnMarie Cassano
                212-815-8318                              Series 2003-03



-------------------------------------------------------------------------------------------------------------------------------
                                                Aggregate Book Value / Loss Info
-------------------------------------------------------------------------------------------------------------------------------
-------------------------------------------------------------------------------------------------------------------------------

                                                 Group 1                       Group 2                               Group 3
Book Value of all REO Loans                         0.00                          0.00                                  0.00
Percentage of Total Pool Balance               0.000000%                     0.000000%                             0.000000%

Current Realized Losses                             0.00                      3,595.00                             15,377.00
Additional (Gains)/Losses            (         1,116.16)                          1.07                     (         113.49)
Cumulative Losses                                 900.84                      4,106.63                             53,777.22

-------------------------------------------------------------------------------------------------------------------------------




----------------------------------------------------------------------------------------------------------
                                      Credit Enhancement Information
----------------------------------------------------------------------------------------------------------

Protection                                                   Original                           Current

Bankruptcy Loss                                                  0.00                              0.00
Bankruptcy Percentage                                       0.000000%                         0.000000%
Credit/Fraud Loss                                                0.00                      8,299,994.33
Credit/Fraud Loss Percentage                                0.000000%                         1.543266%
Special Hazard Loss                                              0.00                              0.00
Special Hazard Loss Percentage                              0.000000%                         0.000000%

----------------------------------------------------------------------------------------------------------


      THE
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286
                                                       Countrywide Home Loans
Officer:        Courtney Bartholomew
                212-815-3236                         Asset Backed Certificates
Associate:      AnnMarie Cassano
                212-815-8318                              Series 2003-03




----------------------------------------------------------------------------------------------------------------
                                           Class Subordination Levels
----------------------------------------------------------------------------------------------------------------

Class                                                          Original                               Current

Class A                                                  742,850,200.00                        444,860,056.03
Class A Percentage                                           89.500003%                            83.618731%

Class M1                                                  33,200,000.00                         33,200,000.00
Class M1 Percentage                                           3.999999%                             6.240484%

Class M2                                                  10,375,000.00                         10,375,000.00
Class M2 Percentage                                           1.250000%                             1.950151%

Class M3                                                  12,450,000.00                         12,450,000.00
Class M3 Percentage                                           1.500000%                             2.340181%

Class M4                                                   8,300,000.00                          8,300,000.00
Class M4 Percentage                                           1.000000%                             1.560121%

Class M5                                                   8,300,000.00                          8,300,000.00
Class M5 Percentage                                           1.000000%                             1.560121%

Class M6                                                   6,225,000.00                          6,225,000.00
Class M6 Percentage                                           0.750000%                             1.170091%

Class B                                                    8,300,000.00                          8,300,000.00
Class B Percentage                                            1.000000%                             1.560121%

----------------------------------------------------------------------------------------------------------------


      THE
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286
                                                       Countrywide Home Loans
Officer:        Courtney Bartholomew
                212-815-3236                         Asset Backed Certificates
Associate:      AnnMarie Cassano
                212-815-8318                              Series 2003-03



                ---------------------------------------------------------------------------------------------------
                              Certificate Account - Deposits
                ---------------------------------------------------------------------------------------------------

                Beginning Balance                                                                              0.00

                Payments of Interest and Principal                                                    37,572,641.20
                Liquidation Proceeds                                                                     326,763.75
                All Other Proceeds                                                                             0.00
                Other Amounts                                                                                  0.00

                Total Deposits                                                                        37,899,404.95

                ---------------------------------------------------------------------------------------------------
                              Certificate Account - Withdrawals

                Reimbursement of Servicer Advances                                                             0.00
                Payment of Master Servicer Fees                                                          214,399.06
                Payment of Sub Servicer Fees                                                              22,100.15
                Payment of Other Fees                                                                     22,100.15
                Payment of Insurance Premium(s)                                                                0.00
                Payment of Personal Mortgage Insurance                                                   487,040.18
                Other Permitted Withdrawals per the PSA                                                        0.00
                Payment of Principal and Interest                                                     37,849,645.93
                                                                                                      -------------

                Total Withdrawals                                                                     38,595,285.47

                Ending Balance                                                                          -673,780.37

                ---------------------------------------------------------------------------------------------------


      THE
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286
                                                       Countrywide Home Loans
Officer:        Courtney Bartholomew
                212-815-3236                         Asset Backed Certificates
Associate:      AnnMarie Cassano
                212-815-8318                              Series 2003-03



----------------------------------------------------------------------------------------------------------------------------
                                              PPIS/Compensating Interest Detail
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------

                                                           Group 1                    Group 2                     Group 3
Total Gross Prepayment Interest Shortfall                 3,608.38                  13,285.28                    7,145.11
Compensation for Gross PPIS from Servicing Fees           3,608.38                  13,285.28                    7,145.11
Other Gross PPIS Compensation                                 0.00                       0.00                        0.00
-----------------------------------------------           --------                  ---------                    --------

Total Net PPIS (Non-Supported PPIS)                          -0.00                      -0.00                        0.00

----------------------------------------------------------------------------------------------------------------------------





----------------------------------------------------------------------------------------------------------------------------
                                                Reserve Fund Information
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------
                                                                                          Principal Reserve Account
Beginning Balance                                                                                            100.00
Deposits                                                                                                       0.00
Accrued Interest                                                                                               0.00
Withdrawals                                                                                                    0.00
Ending Balance                                                                                               100.00

----------------------------------------------------------------------------------------------------------------------------


      THE
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286
                                                       Countrywide Home Loans
Officer:        Courtney Bartholomew
                212-815-3236                         Asset Backed Certificates
Associate:      AnnMarie Cassano
                212-815-8318                              Series 2003-03



----------------------------------------------------------------------------------------------------------------------------
                                              Subordination/Credit Enhancement
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------


Overcollateralization Amount                                                                   5,810,000.70
Overcollateralization Target Amount                                                            5,810,000.70
Has Trigger Event Occurred                                                                               NO



----------------------------------------------------------------------------------------------------------------------------
                                                    Miscellaneous Details
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------


UGI Mortgage Insurance Due                                                                       394,893.25
TRIAD Mortgage Insurance Due                                                                      92,146.93

Prepayment Penalties                                                                             673,612.92

----------------------------------------------------------------------------------------------------------------------------


      THE
    BANK OF
      NEW
     YORK
101 Barclay St, 8W
New York, NY 10286
                                                       Countrywide Home Loans
Officer:        Courtney Bartholomew
                212-815-3236                         Asset Backed Certificates
Associate:      AnnMarie Cassano
                212-815-8318                              Series 2003-03



----------------------------------------------------------------------------------------------------------------------------
                                                   Loan Level Loss Detail
----------------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------------

Group                              Loan ID          Liquidation Balance         Liquidation Proceeds         Realized Loss

Group 1
                                      N/A

Group 2
                                  30512890                   291,200.45                   287,605.45              3,595.00

Group 3
                                  33067790                    54,535.30                    39,158.30             15,377.00

----------------------------------------------------------------------------------------------------------------------------
